UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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Cass Information Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASS INFORMATION SYSTEMS, INC.

12444 Powerscourt Drive, Suite 550

St. Louis, Missouri 63131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on

April 15, 2013

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Cass Information Systems, Inc. will be held at the location specified below on Monday, April 15, 2013, at 11:00 a.m. local time, for the following purposes:

1.	To elect four directors to serve, each for a three-year term;

2.	To approve an increase in the number of authorized shares of the Company’s common stock, par value $0.50 per share, from 20,000,000 shares to 40,000,000 shares;

3.	To approve amendments to the 2007 Omnibus Incentive Stock Plan;

4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2013; and

5.	To act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on March 5, 2013 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

This year’s Annual Meeting will be held at The Charles F. Knight Executive Education Center, Room 220, Olin School of Business at Washington University, One Brookings Drive, St. Louis, Missouri 63130. For your reference, a map is provided inside the back cover of this Proxy Statement.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you intend to be present, it is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the internet or by telephone using the instructions on the enclosed proxy card, or mark, sign, date and promptly return the enclosed proxy card. The presence, in person or by properly executed proxy, of a majority of the common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.

Please note that you will be required to present an admission ticket to attend the Annual Meeting. Your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, you can request an admission ticket by contacting our Investor Relations Department at (314) 506-5500.

By Order of the Board of Directors,

P. Stephen Appelbaum
Secretary

St. Louis, Missouri
March 8, 2013

CASS INFORMATION SYSTEMS, INC.

12444 Powerscourt Drive, Suite 550

St. Louis, Missouri 63131

PROXY STATEMENT

Annual Meeting of Shareholders to be held April 15, 2013

This Proxy Statement is being furnished to the common shareholders of Cass Information Systems, Inc. (the Company) on or about March 8, 2013 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the Board) for use at the annual meeting of shareholders (the Annual Meeting) to be held on April 15, 2013 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment of that meeting.

Holders of common stock, par value $.50 per share, of the Company at its close of business on March 5, 2013 (the Record Date) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were 11,479,497 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of record of common stock are entitled to one vote per share of common stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting. Company management and members of the Board, in the aggregate, directly or indirectly controlled approximately 8% of the common stock outstanding on the Record Date.

Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxies at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn the Annual Meeting.

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to elect directors, approve amendments to the 2007 Omnibus Incentive Stock Plan (the Omnibus Plan), ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013, and to act on any other matters properly brought before the Annual Meeting. If a quorum is present, the affirmative vote of a majority of shares entitled to vote, whether or not present in person or represented by proxy at the Annual Meeting, is required to approve the increase in the number of authorized shares of the Company’s common stock from 20,000,000 shares to 40,000,000 shares. Shareholders may not cumulate their votes in the election of directors.

Shares represented by proxies which are marked or voted (i) “withheld” for the election of the Board’s director nominee or nominees, (ii) ‘‘abstain’’ to approve an increase in the number of authorized shares of the Company’s common stock from 20,000,000 shares to 40,000,000 shares, approve amendments to the Omnibus Plan, and ratify the appointment of the Company’s independent registered public accounting firm, or (iii) to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and proposals. Shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients are considered “broker non-votes.” Broker non-votes are considered present or represented for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or other proposals, except that with respect to the proposal to increase the authorized shares of common stock from 20,000,000 shares to 40,000,000 shares, such votes would have the same effect as if the shares represented thereby were voted against such proposal. As such, for your vote to be counted, you must submit your voting instruction form to your broker.

Please note that brokers may no longer use discretionary authority to vote shares on the election of directors or on executive compensation matters if they have not received instructions from their clients. Please vote your proxy so your vote can be counted. The inspector of elections appointed for the Annual Meeting will separately tabulate and certify affirmative and negative votes, abstentions and broker non-votes.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Secretary of the Company at or before the vote is taken at the Annual Meeting or (iii)

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attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy, or any subsequent proxy, should be sent to Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 12444 Powerscourt Drive, Suite 550, St. Louis, Missouri 63131.

All common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies.  If no instructions are indicated, such proxies will be voted FOR the election of the Board’s director nominees, FOR approval of an increase in the number of authorized shares of the Company’s common stock from 20,000,000 shares to 40,000,000 shares, FOR approval to amend the Omnibus Plan, FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013, and in the discretion of the proxies with respect to any other matter that is properly brought before the Annual Meeting or any adjournment thereof.  The Board does not know of any matters other than the matters described in the Notice of Annual Meeting attached to the Proxy Statement that will come before the Annual Meeting.

The Board solicits the proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic transmission by directors, officers or regular employees of the Company. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 15, 2013

The Company’s proxy statement, annual report on Form 10-K for the 2012 fiscal year and summary Annual Report to Shareholders are available at http://ir.cassinfo.com/phoenix.zhtml?c=97994&p=proxy.

The Company makes available free of charge through its website www.cassinfo.com its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed and furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the SEC).

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board consists of twelve members and is divided into three classes of four directors each. Each director is elected for a three-year term, and the term of each class of directors expires in successive years.

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated incumbent directors Lawrence A. Collett, Wayne J. Grace, James J. Lindemann, and Andrew J. Signorelli for re-election. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

All the directors and nominees bring to the Board a wealth of executive leadership experience derived from their service as corporate executives. Each possesses individual qualifications and skills that contribute to the Board’s effectiveness as a whole. The following information is submitted with respect to the nominees for election to the Board, together with the members of the Board whose terms will continue after the Annual Meeting or until their respective successors are duly elected and qualified:

Nominees to serve until 2016:

Lawrence A. Collett, 70, has been a director since 1983. He is Chairman of the Board of the Company, a position he has held since 1992. Mr. Collett retired as Chief Executive Officer (CEO) of the Company in 2008, having served in that capacity since 1990. He began his career with the Company in 1963 and served as Executive Vice President from 1974 to 1983 and President from 1983 to 1990. He holds numerous positions with civic, charitable, and church-related institutions.

The Board selected Mr. Collett to serve as a director because of his previous tenure with the Company in multiple roles, including CEO, which affords him unique insights into the Company’s strategies, challenges and opportunities.

Wayne J. Grace, 72, has been a director since 2003. He is Retired Managing Director of UHY Advisors MO, Inc., a tax and business consulting firm. Mr. Grace was the founder and Managing Director of the accounting firm Grace Advisors, Inc., where he served from 1983 to 2004. Mr. Grace began his career with the St. Louis, Missouri office of Fox & Company, which spanned from 1966 to 1983. While serving at Fox & Company, he became both partner and partner in charge prior to his departure in 1983 to begin Grace Advisors, Inc. During his tenure at Fox & Company he was a member of the National Consulting Services Steering Committee. He is currently director and Audit Committee chairman for Benjamin F. Edwards & Company, a St. Louis-based investment firm. Mr. Grace served as a director of Siegel-Robert, Inc., a privately-held plastics product manufacturer from 2006 to 2008. Mr. Grace is a certified public accountant.

The Board selected Mr. Grace to serve as a director because it believes he has valuable experience in audit, governance and management issues resulting from his background as a certified public accountant and managing partner of a public accounting firm.

James J. Lindemann, 57, has been a director since 2007. He is Executive Vice President of Emerson Electric Co. (Emerson), a publicly-traded manufacturing company based in St. Louis, Missouri. Mr. Lindemann joined Emerson in 1977, where he has held a number of increasingly responsible engineering and marketing positions with its Specialty Motor business unit. In 1992, he was named President of Commercial Cam, and in 1995, he was named President of the Emerson Appliance Motor business unit. In 1996, Mr. Lindemann was promoted to Chairman and CEO of the Emerson Motor Co. He was named Senior Vice President of Emerson in 1999 and Executive Vice President in 2000. Mr. Lindemann has served on the Emerson Advisory Board since 2000 and has been a board member of the CEO Forum since 2003.

The Board selected Mr. Lindemann to serve as a director based on his experiences with Emerson, where he has served as a senior manager of a public manufacturing company, obtained international expertise and worked successfully with large corporate enterprises.

Andrew J. Signorelli, 73, has been a director since 1986. Mr. Signorelli is President of Hope Educational & Research Center, a St. Louis-based not-for-profit organization established in 1972. He served as Administrator for St. Louis University

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Association from 1963 to 1965 and Faith Hospital Association from 1965 to 1986. Mr. Signorelli is a board member of Hope Educational & Research Centers and various other private corporations located in the St. Louis metropolitan area.

The Board selected Mr. Signorelli to serve as a director because it believes he brings valuable business management expertise to the Board. His experience as a business leader and entrepreneur provides assistance in evaluating the Company’s subsidiary bank’s local commercial credit transactions. Having served on the Board for more than 20 years, he helps the Board preserve the Company’s unique culture.

The Company’s Board recommends a vote FOR the four nominees for election to the Board of Directors.

Directors to serve until 2015:

Robert A. Ebel, 57, has been a director since 2006. He is CEO of Universal Printing Company, a privately-held printing company headquartered in St. Louis, Missouri. Mr. Ebel began his tenure with Universal Printing Company as Chief Financial Officer (CFO) and board member in 1986. In 1996, he was appointed to the position of CEO. Mr. Ebel currently serves on the Board of the St. Louis Graphic Arts Joint Health and Welfare Fund and is active in various civic and charitable organizations in the St. Louis metropolitan area.

The Board selected Mr. Ebel to serve as a director because it believes he brings valuable business management and finance expertise to the Board. His current duties as CEO of a privately-held business based in St. Louis provide him with a strong knowledge of the local commercial marketplace served by the Company’s subsidiary bank.

John L. Gillis, Jr., 73, has been a director since 2007. Mr. Gillis is retired from the law firm of Armstrong Teasdale LLP. Mr. Gillis began his career as an associate with Armstrong Teasdale LLP in 1968, served as partner with the firm from 1975 to 2006 and as Senior Counsel from 2007 until 2009. He is a director of the Midwest Marines Foundation and has been active in other various civic and charitable organizations in the St. Louis metropolitan area.

The Board selected Mr. Gillis to serve as a director because of his legal background, as well as his knowledge of SEC rules and regulations as they relate to the Company’s role and responsibilities as a publicly-traded entity.

Randall L. Schilling, 50, has been a director since 2009. He is President and CEO of Candelstiq LLC, a privately-held software company based in St. Charles, Missouri. From 1992 to 2010, he was the CEO of Quilogy, Inc., a nationally recognized, privately-held information technology professional services company. Mr. Schilling is currently an Advisory Board Member of FormFast, a St. Louis-based company that provides electronic workflow solutions for healthcare organizations; KETC Channel 9, a local public television station; and, St. Louis Children’s Hospital Foundation. Additionally, Mr. Schilling has been active in various other civic and charitable organizations in the St. Louis metropolitan area, including Partners for Progress – Education Chairman and Young Presidents Organization.

The Board selected Mr. Schilling to serve as a director because he possesses information technology expertise to help address the challenges the Company faces in the rapidly changing information technology arena.

Franklin D. Wicks, Jr., 59, has been a director since 2006. He is Executive Vice President and President of Applied Markets of Sigma-Aldrich Corporation, a publicly-traded life science and high technology company located in St. Louis, Missouri (Sigma-Aldrich). Dr. Wicks has worked for Sigma-Aldrich since 1982, beginning as a research chemist and subsequently working in marketing as President of Sigma Chemical and Vice President of Worldwide Operations, Sigma-Aldrich. He served as President, Scientific Research Division, Sigma-Aldrich from 1999 to 2002 and was responsible for operations in 34 countries. Prior to his most recent appointment, Dr. Wicks served as President-SAFC. After receiving his Ph. D., Dr. Wicks served for four years on the staff of the Navigators at the Air Force Academy and at the University of Colorado at Boulder before joining Sigma-Aldrich. He is currently a member of the CEO Forum and serves as a trustee of Covenant Theological Seminary.

The Board selected Dr. Wicks to serve as a director because of his public company senior management experience, familiarity with corporate governance, and knowledge of local and global marketplace issues.

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Directors to serve until 2014:

K. Dane Brooksher, 74, has been a director since 2005. He is Retired Chairman and CEO of ProLogis Inc. (ProLogis), a publicly-traded company and leading owner, operator and developer of industrial real estate. Mr. Brooksher’s career with ProLogis spanned from 1993 to 2008, where he held the positions of Chairman of the Board, Chief Operating Officer (COO), Co-Chairman and CEO. Prior to joining ProLogis, he spent over 32 years with KPMG LLP, serving as the managing partner for the midwest area and the Chicago office, as well as serving on the firm’s Board of Directors and Management Committee and as International Development Partner. He is director and past Chairman of the Board of Sponsors of The College of William & Mary – Mason School of Business Foundation and a director of St. Anthony’s Medical Center of St. Louis, Missouri. He is a former director of Qwest Communications International, Inc., a publicly-traded telecommunications firm, and Pactiv Corporation, a publicly-traded consumer goods and food products packaging firm.

The Board selected Mr. Brooksher to serve as a director because of his experience as CEO of a publicly-traded company in the logistics industry, as well as his Board and committee experience at both public and private companies. Coupled with his experience as an executive in the public accounting arena, Mr. Brooksher brings strong financial and operational expertise to the Board.

Eric H. Brunngraber, 56, has been a director since 2003. Mr. Brunngraber is President and CEO of the Company. Prior to his appointment as CEO in 2008, he held the position of President and COO since 2006. Mr. Brunngraber served as CFO of the Company from 1997 to 2006. He has held numerous positions with the Company since his employment began in 1979, including Executive Vice President of Cass Commercial Bank, the Company’s bank subsidiary. Mr. Brunngraber is active in various civic, charitable, and professional organizations in the St. Louis metropolitan area, including the Regional Business Council and the American Diabetes Association – Community Leadership Board.

The Board selected Mr. Brunngraber to serve as a director because he is the Company’s President and CEO and is responsible for the strategic direction and day-to-day leadership of the Company.

Bryan S. Chapell, 58, has been a director since 1998. Dr. Chapell joined the faculty of Covenant Theological Seminary in 1985, and served as seminary President since 1994, becoming Chancellor in 2012. Dr. Chapell has obtained degrees from Northwestern University, Covenant Theological Seminary and Southern Illinois University and has authored numerous books and publications.

The Board selected Dr. Chapell to serve as a director because of his familiarity with and knowledge of the national market for lending to churches and church-related organizations.

Benjamin F. Edwards, IV, 57, has been a director since 2005. He is Chairman, CEO and President of Benjamin F. Edwards & Company, a St. Louis-based investment firm. Previously, Mr. Edwards was branch manager of the Town & Country, Missouri office of A.G. Edwards/Wachovia Securities LLC, a national investment firm. Mr. Edwards’ career with A.G. Edwards began in 1977, where he held numerous positions including Employment Manager, Financial Advisor, Associate Branch Manager, Regional Officer, Director of Sales and Marketing and President, as well as a member of the Board of Directors of A.G. Edwards from 1994 to 2007. He currently serves on the Advisory Boards of Sunshine Missions and Bethesda Hospital and Homes, is a member of the Board of The Bogey Club in St. Louis, and is the Chairman of the St. Louis Prayer Breakfast.

The Board selected Mr. Edwards to serve as a director because it believes he possesses management expertise in investment banking, including experience with capital markets transactions and investments in both public and private companies.

Director Independence

Based on the independence standards as defined by the marketplace rules of The Nasdaq Stock Market, Inc. (Nasdaq), the Board has determined in its business judgment that all of the directors and director-nominees are independent as such term is defined in the Nasdaq listing standards, except for Mr. Collett and Mr. Brunngraber. Under the objective criteria of the Nasdaq standards, Mr. Collett is not deemed independent because he received payments in excess of $120,000 during 2012 pursuant to his consulting agreement with the Company. Additionally, Mr. Brunngraber is not considered independent because he is currently employed by the Company. In addition, each of the members of the Audit Committee meets the heightened independence standards set forth in the SEC rules and the Nasdaq listing standards. In making these

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determinations, the Board has reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, including transactions and relationships described in the directors’ responses to questions regarding employment, business, family and other relationships with the Company and its management. As a result of this review, the Board concluded, as to each independent director, that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Corporate Governance

The Board oversees and guides the Company’s management and its business affairs. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of directors. All committee members are elected by and serve at the pleasure of the Board. In its oversight of the Company, the Board sets the tone for the ethical standards and performance of management, staff and the Company as a whole. The Board has adopted Corporate Governance Guidelines that capture the long-standing practices of the Company as well as current corporate governance best practices. The guidelines are available at www.cassinfo.com.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company held its first advisory (non-binding) shareholder vote on the compensation of the Company’s named executive officers (commonly known as a “say-on-pay” proposal), and its first shareholder vote on the frequency of such say-on-pay proposal, at its 2011 Annual Meeting of Shareholders. At such meeting, the shareholders of the Company approved the overall compensation of the Company’s named executive officers and elected to hold a say-on-pay vote every three years. Accordingly, the Company’s next say-on-pay proposal will be included in its proxy statement for its 2014 Annual Meeting of Shareholders.

The Company has adopted a Code of Conduct and Business Ethics policy, applicable to all Company directors, executive officers and employees. This policy is publicly available and can be viewed at www.cassinfo.com.

Board Leadership Structure

The Company’s Corporate Governance Guidelines specify that the Board has flexibility to decide whether it is best for the Company to combine or separate the roles of Chairman of the Board and CEO. Since July 2008, the Company’s leadership structure consists of separate roles for Chairman and CEO of the Company as performed by Mr. Collett and Mr. Brunngraber, respectively. The Board has chosen to separate the roles of Chairman and CEO in recognition of the current demands of the two roles. While the Chairman organizes Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management, the CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman creates and maintains an effective working relationship with the CEO and other members of management and with the other members of the Board; provides the CEO ongoing direction as to Board needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and Board oversight by (i) ensuring that management develop corporate strategy and risk management practices, and (ii) focusing the Board to review and express its judgments on such developments.

The Board recognizes that no single leadership model is right for all companies and at all times, and depending on the circumstances other leadership models may be appropriate. Accordingly, the Board periodically reviews its leadership structure to ensure the proper balance is present in the Company’s current model.

In accordance with the Company’s Corporate Governance Guidelines, non-management directors convene quarterly without the presence of management directors or executive officers of the Company.

Risk Management Oversight

The Board believes that risk is inherent in innovation and the pursuit of long-term growth opportunities. The Company’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of the Company’s risk management practices. The Board’s role in the Company’s risk oversight process includes regular reviews of information from senior management (generally through Board committee presentation) regarding the areas of material risk to the Company. A description of certain material risks affecting the Company can be found in the Annual Report on Form 10-K for the year ended December 31, 2012. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans

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and arrangements. The Audit Committee oversees management of financial and information technology risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Each committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions with the Company’s senior management on many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element.

Communications with the Board of Directors

The Board has established a process by which shareholders can communicate with the Board. Shareholders may communicate with any and all members of the Board by transmitting correspondence to the following address or fax number: Cass Information Systems, Inc., Name of Director(s), Attn: P. Stephen Appelbaum, Secretary, 12444 Powerscourt Drive, Suite 550, St. Louis, Missouri 63131, (314) 506-5560 (fax).

The Secretary will forward all correspondence to the Chairman or the identified director as soon as practicable. Communications that are deemed to be inappropriate or present a safety or security concern may be handled differently. Correspondence addressed to the full Board will be forwarded to the Chairman, who will present the correspondence to the full Board or a committee thereof. If a response to the communication is warranted, the content and method of the response may be coordinated with the Company’s legal counsel.

Board Meetings and Committees of the Board

The Board holds regularly scheduled meetings in January, April, July and October. During the fiscal year ended December 31, 2012, the Board held four meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served. The Company’s directors are encouraged, but not required, to attend the Company’s Annual Meeting. Twelve directors attended the 2012 Annual Meeting.

The Company has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each of these committees has a written charter approved by the Board. A copy of each charter can be found in the Investor Relations section of the Company’s website at www.cassinfo.com.

The following table represents the membership and number of meetings in 2012 (in parentheses) of the Board committees, each of which is comprised entirely of independent directors, as defined by Nasdaq and SEC rules:

Audit (5)	Nominating and Corporate Governance (4)	Compensation (4)
Robert A. Ebel	Bryan S. Chapell	K. Dane Brooksher*
Wayne J. Grace*	John L. Gillis, Jr.	Benjamin F. Edwards, IV
Randall L. Schilling	Wayne J. Grace	James J. Lindemann
	Franklin D. Wicks, Jr.*	Andrew J. Signorelli

*Committee Chairman

Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is responsible for appointing, determining funding for and overseeing the independent registered public accountants for the Company, and meeting with the independent registered public accountants and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee reviews financial information provided to shareholders and others, assesses the adequacy of financial and accounting controls and evaluates the scope of the audits of the independent registered public accountants and reports on the results of such reviews to the Board. In addition, the Audit Committee assists the Board in its oversight of the performance of the Company’s internal auditors. The Audit Committee meets with the internal auditors on a quarterly basis to review the scope and results of their work. The Board has determined that Mr. Grace qualifies as “audit committee financial expert,” as defined by the SEC and in accordance with the Nasdaq listing rules.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending director-nominees and developing and addressing corporate governance principles and issues applicable to the Company and its subsidiaries. In recommending director-nominees to the Board, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management. In evaluating candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate, including any legal requirements or listing standards requirements. The Nominating and Corporate Governance Committee considers a candidate’s judgment, skills, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, they do consider such issues as diversity of education, professional experience, differences of viewpoints and skills when assessing individual director-nominees. In general, no person who will have reached the age of 75 prior to election date may be nominated for election or re-election to the Board. It is also the Board’s practice to limit new directors to no more than two per year in order to maintain Board continuity.

Although the Nominating and Corporate Governance Committee does not specifically solicit suggestions for possible candidates from shareholders, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders meeting the criteria discussed above and set by the Nominating and Corporate Governance Committee, with the concurrence of the full Board. The criteria will be re-evaluated periodically and will include those criteria set out in the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s charter. Suggestions, together with a description of the proposed nominee’s qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 12444 Powerscourt Drive, Suite 550, St. Louis, Missouri 63131.

Compensation Committee

The Compensation Committee fulfills the Board’s responsibilities relating to compensation of the Company’s directors, CEO and other executives. The Compensation Committee also has responsibility for approving, evaluating and administering the compensation plans, policies and overall program of the Company.

Compensation Processes and Procedures

As specified in its charter, the Compensation Committee recommends annual retainer fees, Board and committee meeting fees, and terms and awards of stock compensation for non-management directors, subject to appropriate approval by the Board or shareholders.

The Compensation Committee establishes and administers the Company’s executive compensation program and related benefits. While the Compensation Committee may seek input and recommendations from the CEO-President, CFO, or the Vice President of Human Resources concerning the elements of executive and director compensation, and confer with them on compensation philosophies, all significant matters regarding compensation for executives are ultimately the responsibility of the Compensation Committee. The Compensation Committee annually reviews corporate goals and objectives relative to the CEO’s compensation and determines the CEO’s compensation level based on this evaluation, subject to Board approval. The Compensation Committee is responsible for recommending to the Board salary levels and incentive stock compensation for executive officers of the Company, and approving incentive stock compensation for other members of management as recommended by the CEO. The responsibility for allocating cash bonuses for executive officers other than himself is delegated to the CEO, in accordance with provisions of the profit sharing program approved by the Board.

Periodically, the Company uses compensation specialists to assist in designing or modifying some components of its overall compensation program and to provide comparison data of compensation at other organizations with which the Company competes for executive management talent. In such circumstances, the Compensation Committee does not rely solely on survey data or the consultant’s judgment or recommendation, but considers such data when exercising its judgment in evaluating the Company’s compensation program.

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Compensation Committee Interlocks and Insider Participation

Messrs. Brooksher, Edwards, Lindemann and Signorelli served on the Compensation Committee during the fiscal year ended December 31, 2012. The functions of the Compensation Committee are set forth under this Compensation Committee section. No member of the Compensation Committee is, or was during the year ended December 31, 2012, an officer, former officer or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company’s Compensation Committee or (ii) the board of directors of another entity of which one of the executive officers of such entity served on the Company’s Board, during the year ended December 31, 2012.

Director Compensation

Each director of the Company who is not an officer or employee of the Company receives compensation for his services. Based on recommendation from the Compensation Committee, the Board elected to revise the fee structure as of April 16, 2012. The following represents the new fee structures applicable for the periods indicated:

	Prior to April 16, 2012	April 16, 2012 to April 16, 2013	After April 16, 2013
Regular Board Meeting Fee	$2,500	$2,500	$2,500
Board Committee Meeting Fee	$500	$750	$1,000
Annual Retainer:
Board Member	$13,500	$16,750	$20,000
Audit Committee Chair	$10,000	$10,000	$10,000
Compensation Committee Chair	$7,000	$7,000	$7,000
Nominating and Corporate Governance Committee Chair	$7,000	$7,000	$7,000
Restricted Stock Award*	1,800 shares	$28,500	$35,000

*Prior to April 16, 2012 non-employee Directors received 1,800 shares upon re-election of a three-year term. After this date, all non-employee Directors will receive the equity equivalent of the dollar amounts indicated above on an annual basis.

Restricted stock awards are issued under the Company’s Omnibus Plan. The shares carry voting and dividend rights. Dividends are paid quarterly prior to vesting. The shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards. The grant date of awards is typically the date on which directors are elected. In accordance with the Company’s stock ownership guidelines, directors are expected to retain all shares granted to them during their service as a Board member and encouraged to acquire stock in an amount consistent with their financial resources.

Additionally, in April 2012, the Board elected to adjust the restricted stock component of director compensation for directors elected in 2010 and 2011 to bring their annual stock awards up to the new level provided as a re-election award beginning in 2012. These adjustment shares carry the same voting, dividend and vesting rights as the regular restricted stock awards.

In January 2013, the Board approved a non-employee director compensation election program to allow non-employee directors to receive their annual retainer fees in the form of restricted stock and provide for a separate election to defer the vesting of all restricted stock until the date of termination of service as a director. Elections must be made prior to the calendar year for which the election will apply and made annually, with the exception of the first year in which a director becomes eligible to participate, after which the election must be made within 30 days. These election options will become effective April 15, 2013 upon approval by shareholders of the revisions to the Omnibus Plan.

Summary Compensation - Directors

The table below sets forth the following compensation for each non-executive director for the fiscal year ended December 31, 2012: (i) dollar value of fees earned or paid; (ii) aggregate grant date fair value of restricted stock awards; (iii) all other compensation; and (iv) dollar value of total compensation.

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Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
K. Dane Brooksher	35,687	6,656	1,136	43,479
Bryan S. Chapell	28,687	6,656	1,136	36,479
Lawrence A. Collett (5)	37,237	9,347	179,279	225,863
Robert A. Ebel	41,037	28,514	496	70,047
Benjamin F. Edwards, IV	28,687	6,656	1,136	36,479
John L. Gillis, Jr.	28,687	28,514	496	57,697
Wayne J. Grace	53,837	9,347	705	63,889
James J. Lindemann	28,687	9,347	705	38,739
Randall L. Schilling	29,187	28,514	496	58,197
Andrew J. Signorelli	35,937	9,347	705	45,989
Franklin D. Wicks, Jr.	35,687	28,514	496	64,697

Note: All share information has been restated to reflect the 10% stock dividend paid by the Company in December 2012.

(1)	Compensation for Mr. Brunngraber is set forth in the Executive Officers – Summary Compensation Table and related tables. Because Mr. Brunngraber is an executive officer of the Company, he did not receive any additional compensation for his services as director.
(2)	Represents fees paid during 2012 for services including Board meeting and Board committee meeting attendance, as well as retainers for Board membership and Board Committee chair positions. Amounts include the following fees for service on the Executive Loan Committee of Cass Commercial Bank, the Company's bank subsidiary: Mr. Collett, $11,300; Mr. Ebel, $11,900; Mr. Grace, $11,900; and Mr. Signorelli (chairman), $9,750. The Executive Loan Committee held 23 meetings during 2012. Attendance fees were $500 per meeting through the end of March 2012, then increased to $550 for the remainder of 2012.
(3)	Represents the full grant date fair value of shares of restricted stock awarded on April 16, 2012 under the Company’s Omnibus Plan. The number of shares awarded was as follows: 183 to Messrs. Brooksher, Chapell, and Edwards; 257 to Messrs. Collett, Grace, Lindemann, and Signorelli; and, 784 to Messrs. Ebel, Gillis, Schilling, and Wicks. Shares are subject to a three-year vesting period. These amounts represent the aggregate grant date fair value of restricted stock awards for fiscal year ended December 31, 2012, computed in accordance with the Financial Accounting Standard Board’s Accounting Standard Codification Topic 718 (“FASB ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the directors during fiscal year 2012. The value as of the grant date for restricted stock is recognized over the number of days of service required for the grant to become vested. See Note 11 to the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for a complete description of the material assumptions applied in determining grant date fair value. The aggregate number of shares of restricted stock awards issued under the Omnibus Plan and outstanding at December 31, 2012 for each director was as follows:

Name	Shares
K. Dane Brooksher	1,635
Bryan S. Chapell	1,635
Lawrence A. Collett	983
Robert A. Ebel	784
Benjamin F. Edwards, IV	1,635
John L. Gillis, Jr.	784
Wayne J. Grace	983
James J. Lindemann	983
Randall L. Schilling	784
Andrew J. Signorelli	983
Franklin D. Wicks, Jr.	784

(4)	Represents dividends paid on restricted stock awards for all directors other than Mr. Collett. For Mr. Collett, represents payments made pursuant to a consulting agreement between Mr. Collett and the Company ($178,574) and dividend payments on restricted stock awards ($705).
(5)	The following table sets forth information on outstanding options held by Mr. Collett on December 31, 2012:

Name	Securities Underlying Unexercised Options Exercisable (#)		Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Lawrence A. Collett	36,239	(a)	―	23.48	1/21/2018

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(a)	Represents stock appreciation rights (SARs) issued pursuant to the terms of the Company’s Omnibus Plan during Mr. Collett’s tenure as a Company employee. SARs are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. SARs become exercisable upon vesting and expire on the tenth anniversary of the grant date.

Certain Relationships and Related Party Transactions

Some of the directors and executive officers of the Company, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Company’s subsidiary bank, including borrowings and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, and on substantially the same terms, including interest rates charged or paid and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

As provided by the Audit Committee’s charter, the Audit Committee must review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. “Related person” and “transaction” shall have the meanings given to such terms in Item 404 of Regulation S-K, as amended from time to time. In determining whether to approve or ratify a particular transaction, the Audit Committee will take into account any factors it deems relevant.

Report of the Audit Committee

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting and financial controls, the internal audit process, risk management, the annual independent audit process of the Company’s annual financial statements, the Company’s compliance with legal and regulatory requirements and the qualification and independence of the Company’s independent registered public accounting firm. The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate, and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB) (United States), including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence, including the impact of non-audit-related services provided to the Company, and has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the PCAOB, as may be modified or supplemented.

The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The Committee meets regularly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

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In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Wayne J. Grace, Chairman
Robert A. Ebel
Randall L. Schilling

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

The Compensation Committee believes that the skill and dedication of executive officers and other management personnel are critical factors affecting the Company’s long-term success in meeting its objectives and fostering growth and profitability. In support of this, compensation programs have been designed to attract and retain a high level of talented leadership, to reward performance in accordance with results, provide an incentive for future performance and align Company executives’ long-term interests with those of the shareholders.

The overall compensation program is designed to result in compensation that is commensurate with Company and individual performance. High levels of performance should yield compensation which is competitive externally and equitable internally. The Compensation Committee periodically assesses the Company’s compensation programs to confirm that incentives are in place to retain key management talent, reward attainment of longer term objectives and assure that these programs do not encourage risky behavior on the part of individuals or the executive management team.

Executive compensation is comprised of three major components: (i) base salaries reviewed annually by the Compensation Committee, (ii) cash bonuses distributed from the Company’s profit sharing program based on individual and Company performance, and (iii) long-term equity incentives awarded annually based on an individual officer’s level of responsibility along with Company performance. The compensation mix of cash and long-term incentives for the CEO is similar to that of other executive officers of the Company, and is believed to be consistent with compensation provided to similar positions at comparable organizations. The CEO is eligible to participate in all Company benefit programs including those available to other executive officers, and receives no additional perquisites beyond those available to other executive officers except for a club membership allowance which is also provided to the President and COO of Cass Commercial Bank.

In order to assure that executive compensation is both competitive and appropriate, the Compensation Committee reviews executive compensation in its entirety before determining any adjustments to specific compensation components. In this process, the Compensation Committee primarily considers the value of cash and incentive stock compensation. Benefits, such as perquisites, and the calculated values of any retirement benefits provided under the Company’s defined benefit, defined contribution and supplemental retirement plans are also considered, though these elements are given less weight. Gains from prior incentive stock awards are also given less weight, as these were awards earned and granted based on prior performance.

The Compensation Committee also periodically reviews external market data on executive compensation in order to obtain a general understanding of current compensation practices. Prior to review and adjustment of executive management compensation for 2012, the Committee retained Pay Governance to gather relevant marketplace data on total compensation for similar executive positions. This size-adjusted data consisted of annual salary, short-term incentives, long-term incentives and pay mix. Data was obtained from the following sources:

•	Tower Watson’s 2011/2012 Survey Report on Top Management, focusing on:
o	Services sector, including the Business Support Services industry; and
o	The financial services sector.
•	Total compensation data from other publicly-traded companies in the IT Services and Data Processing sectors.

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In reviewing external data, the Company does not engage in benchmarking to establish compensation levels or make specific compensation decisions. This is due to the Company’s unique structure, needs, differences in the size of surveyed companies, and the lack of sufficient appropriate matches to provide statistical relevance. Instead, the Company reviews survey data only to gain a better understanding of general compensation practices. In establishing executive compensation, the Committee takes into account a number of considerations, including individual performance, experience, responsibilities, retention and internal equity. Periodic review of external market data is, however, considered to be a necessary point of reference. It is the Company’s preference that performance rather than benchmarking data drive executive compensation. Pay Governance’s overall conclusion confirmed the Committee’s belief that 2012 compensation levels were appropriate for the Company.

The Compensation Committee determines base salary and incentive stock compensation adjustments for the CEO and executive officers, subject to Board approval.  In determining executive officer compensation adjustments other than those for the CEO, the Compensation Committee gives consideration to the CEO’s recommendations concerning each executive’s performance and related salary and incentive stock levels. Cash bonuses for the CEO and executive officers are allocated in accordance with the Company’s board-approved profit sharing program, as further described in the section below titled Profit Sharing Bonus.

Finally, in arriving at its decisions on executive compensation, the Compensation Committee took into account the affirmative shareholder “say-on-pay” vote at the 2011 Annual Meeting of Shareholders and continued to apply the same principles in determining the amounts and types of executive compensation.

Elements of Compensation

The key elements in the executive compensation program are base salary, cash bonus awards distributed from the Company’s profit sharing program and long-term incentive stock compensation. These elements, as well as benefits plans and perquisites, are described below.

Base Salary

Salaries are established for executive officers by balancing both internal and external factors. Internal equity is determined through comparison with other executives within the Company, taking into account the scope of responsibilities, performance, skills and experience. Similarly, the Company considers external data to validate competitiveness and reasonableness in the marketplace. Considerable weight is given to performance of the individual and his or her associated operating unit, taking into account factors such as revenue growth, cost efficiencies, technological advancements and leadership. Specific individualized targets and quantitative performance measurements are not utilized. Base salaries are designed to attract and retain high levels of expertise and talent. The Compensation Committee reviews salaries of the CEO and other executive officers at the beginning of each fiscal year. The Compensation Committee determines any adjustments to the CEO’s salary and gives consideration to the CEO’s recommendation regarding adjustment to executive officer salaries, based on the criteria referenced above.

The Company believes that base salary increases for 2012 were reflective of the performance of individuals and individual operating units, sustained corporate earnings, overall corporate growth over the past several years and competitive forces projected by the external market. Base salary levels were adjusted, effective March 2012, for the named executive officers as follows: Mr. Brunngraber, $470,000, up from $430,000; Mr. Appelbaum, $243,000, up from $236,000; Mr. Langfitt, $217,000, up from $205,000; Mr. Mathias, $255,000, up from $246,000; Mr. Murray, $255,000, up from $247,500; and, Mr. Pickering, $212,000, up from $202,000.

Profit Sharing Bonus

The Company is unique in having a profit sharing program which has been in existence since 1968. These cash bonuses are paid to all full-time employees including executives, exempt and non-exempt staff, according to the profit sharing program approved by the Board. The purpose of this program is to facilitate the Company’s continued growth and success by providing rewards that are commensurate with achievement, thereby creating an incentive for superior performance and improved results for shareholders. The profit sharing program is funded and paid semi-annually with 12.5% of the Company’s profits before taxes. As such, all cash bonuses paid by the Company are capped and are available only when, and to the extent that, the Company is profitable overall.

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Total profit sharing funds are divided into “pools” to be distributed among various employee groups, including the CEO, executives, exempt and non-exempt staff. The target percentage of salary to be received by the CEO ranges from 0% to a maximum of 70%. The target percentage of salary to be received by the other named executive officers ranges from 0% to a maximum of 45% in the case of Messrs. Langfitt, Mathias and Pickering or 0% to a maximum of 50% in the case of Messrs. Appelbaum and Murray. Payments made to the CEO are based on return on average equity for the period and can range from 0% of the total profit sharing fund if return on average equity is zero or negative to a maximum of 5% if return on average equity is 20% or higher. For the purpose of determining whether profit sharing funds are available to the CEO, return on average equity is calculated by dividing net income for the period by average daily shareholders’ equity for the same period. Payments made to the other named executive officers, while primarily based on the size of the pool, are also based on a subjective assessment of performance, considering factors such as performance of the individual and his associated operating unit taking into account factors such as revenue growth, cost efficiencies, technological advancements and leadership. Consideration is also given to profit sharing payments that an individual has received in the past as well as those received by other named executive officers in order to help ensure internal equity. The portion of the profit sharing funds allocated to payouts for the named executive officers other than the CEO is determined based on the net increase in income after taxes (NIAT) for the respective semi-annual period. This pool can range from 9% to 16% of the total profit sharing funds available to exempt staff based on a change in the NIAT of -20% to +20% or greater, respectively.

The percentages of the total profit sharing funds available to the CEO and other named executive officers have been set to result in payments that fall within the targeted salary percentages for the CEO and other named executive officers. The targeted percentage salary ranges for the CEO and other named executive officers have, for the most part, been in place since the Company’s profit sharing program was established. These ranges were established based on the following factors: (i) the goal to maintain internal equity that reflects the responsibilities of the position relative to other positions within the Company; (ii) the objective to provide incentive compensation that is adequate to attract and retain talent, validated through the Company’s recruitment efforts and periodic review of general marketplace survey data; and (iii) the desire to minimize overly risky compensation practices in line with the Company’s conservative risk strategy.

The target salary percentage payouts and the distributions made to the CEO and other named executive officers are regularly reviewed by the compensation committee in accordance with the factors noted above. The compensation committee has continuously determined that the profit sharing payments resulting from the methodology described above are desirable based on the Company’s past performance and its compensation philosophies and objectives.

Bonuses earned in the first and second halves of 2012 were paid in August 2012 and February 2013, respectively, and were made in accordance with the Company’s profit sharing program.  The CEO bonus calculations were based on the return on average equity achieved by the Company during the respective six-month periods (i.e., 14.62% and 13.55%). These return on equity achievements resulted in the CEO receiving 3.92% and 3.71% of the total profit sharing pool based on the profit sharing program guidelines, for a total 2012 profit sharing payment of $199,200.

The total profit sharing pool funds available to other executive officers, including the named executive officers other than the CEO, was based on a 3.31% increase in net income after taxes for the first half of 2012 over the first half of 2011 and a 0.75% decrease in net income after taxes in the second half of 2012 over the second half of 2011, resulting in 13.45% and 12.86% of the total exempt staff profit sharing pool being available for profit sharing payments to executive officers, including named executive officers other than the CEO, in the first and second halves of 2012, respectively. As noted above, the amount of these profit sharing funds allocated to individual named executive officers, other than the CEO, is determined by the CEO based on a subjective evaluation considering internal equity among the named executive officers and other individual factors, including:

•	P. Stephen Appelbaum: overall stewardship of corporate financial processes, reporting and controls.

•	Gary B. Langfitt: leadership and growth of the Company's expense management business unit throughout the economic recovery.

•	Robert J. Mathias: ongoing growth of the Company's banking subsidiary while maintaining excellent credit quality.

•	Harry M. Murray: planning and direction of activities leading to an acquisition closing in early 2012.

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•	John F. Pickering: leadership and growth of the Company's transportation information services business unit throughout the economic recovery.

Payments made to the named executive officers decreased in 2012 as compared to 2011 due primarily to the decrease in the profit sharing pool and the related factors that determine the amounts available to the CEO and named executive officers.

Long-Term Incentive Stock Compensation

Long-term incentive stock compensation (LTIC) is awarded to various members of the Company's management team, including all named executive officers, in accordance with the Company’s Omnibus Plan. The objectives of the Omnibus Plan are to provide an incentive which aligns executive officers’ interests with those of shareholders, assist in recruiting, encourage retention, and reward executive officers for the Company’s success.

Availability of LTIC is tied to the Company's overall performance over a three-year period. Annual awards are granted each January and are based on the performance of the three prior calendar years. In determining the amount of awards, the Company uses a framework that places equal emphasis on risk and return by balancing growth with profitability. To achieve this goal the Company uses the following financial factors with respective weightings: (i) return on equity (ROE) weighted 50%; (ii) increase in diluted earnings per share (EPS) weighted 25%; and (iii) increase in processing fee revenues weighted 25%. The LTIC earned percentage for each factor is calculated annually based on the targets achieved and prorated when actual performance falls between the percentage ranges, as shown in the following table:

	LTIC Earned Percentage
	60%	100%	125%
Factor	Threshold	Target	Maximum
ROE	12%	16%	20%
EPS growth	6%	9%	12%
Processing fee growth	8%	10%	12%

The average percentage earned over the three-year performance period is calculated for each performance factor, appropriately weighted, and totaled to determine the total LTIC earned percentage for the current performance period. The actual amount of annual grants is then determined by applying the total LTIC earned percentage to the target grant amounts, which are set as a percentage of annual salary and vary by executive based on their level of responsibility. If the thresholds are met or exceeded for all three performance factors, the plan provides for grant amounts of: (i) between 60% and 125% of total salary for the CEO; (ii) between 45% and 94% of total salary for Messrs. Langfitt, Mathias and Pickering; and (iii) between 36% and 75% of total salary for Messrs. Appelbaum and Murray. If one or more of the performance factors does not meet the threshold, the grant amounts would fall below these ranges.

The total LTIC earned percentage used in computing the 2012 grants was calculated as follows:

	2009 Actual*	Earned %	2010 Actual*	Earned %	2011 Actual*	Earned %	3-Year Average Earned %	Weights	LTIC Earned %
ROE	13.71%	77%	14.74%	87%	15.17%	92%	85%	50%	43%

EPS growth	-14.78%	0%	24.28%	125%	13.33%	125%	83%	25%	21%

Processing fee growth	-4.05%	0%	11.34%	118%	12.01%	125%	81%	25%	20%
Total LTIC Earned Percentage									84%

*For a more detailed discussion on the actual results of the financial factors, refer to the Company’s Annual Report on Form 10-K for the respective fiscal years ended December 31.

The 2012 grants (calculated based on the three-year performance periods ended December 31, 2011) were similar to the

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2011 grants (calculated based on the three-year performance period ended December 2010) due to the consistently good performance for both of those years. In turn, the grants awarded in January 2010 were significantly lower due to the fact the Company’s earnings were depressed in 2009 due mainly to the slowdown in economic activity in the transportation sector.

For the 2012 LTIC awards, the Company selected a mix of 50% restricted stock awards and 50% SARs to reinforce its long-term objectives. The SARs encourage and reward growth in the share price over time, and the restricted stock serves as a retention incentive as well as rewarding the appreciation of the Company’s common stock price. The grant date of the awards was the Board approval date. Restricted stock awards were valued at that day's closing stock price as reported on Nasdaq, and the SARs were valued at the equivalent Black-Scholes value. Restricted stock awards are for common stock shares carrying voting and dividend rights, and are subject to a three-year vesting schedule with 1/3 of the shares vesting each year on the anniversary date of the awards. Dividends are paid quarterly prior to vesting. SARs are for common stock shares, are subject to a three-year vesting schedule with 1/3 of the shares vesting each year on the anniversary date of the grant, become exercisable upon vesting and expire 10 years from the original grant date. In the event of disability or death of the participant, or a change in control of the Company, restricted stock awards vest and SARs become fully exercisable. LTIC awards are not re-priced, in accordance with the Company’s long-standing practice.

The Compensation Committee reserves the right, subject to Board approval, to issue or refrain from issuing LTIC on a discretionary basis. Influencing factors include economic achievement, ethical standards, financial strength, management effectiveness and external market forces.

Presently, long-term incentive stock awards outstanding consist of restricted stock bonus awards and SARs issued pursuant to the Company's Omnibus Plan. The Compensation Committee reviews the number of outstanding long-term incentive stock awards held by the Company's executive officers annually and to date, has not considered the overall amount of such awards as a significant factor in determining additional grants or awards.

In accordance with the Company’s stock ownership guidelines, executive officers are expected to retain a majority of the shares granted to them prior to their retirement, net of shares tendered for applicable taxes. Any executive officer wishing to sell shares for purposes other than to pay associated taxes should first consult with the CEO and CFO. Generally, approval to sell more than 50% of total shares granted would only be given if the value of shares retained exceeded 3 times current annual salary for the CEO and 2.25 times current annual salary for other executive officers, or in the case of financial hardship.

As part of the Company’s Clawback Policy, in the event the Company materially restates its financial results, including any performance standards, the Compensation Committee has the right to rescind, revoke, adjust or otherwise modify any awards granted under the Omnibus Plan that would have been lesser if calculated based on the restated results. The rescission, revocation, adjustment or modification of awards is at the sole discretion of the Compensation Committee and will be made consistently for all recipients in the plan for the restatement year, whether or not the recipient participated in conduct which led to the restatement.

The Company does not allow the grant of option awards to be timed with the release of material non-public information such that it would have an effect on the exercise price that would benefit the executive. The grant date for LTIC awards is the date independent Board members approve such awards and generally occurs at the January Board meeting.

401(k) Defined Contribution Plan

All employees of the Company and its subsidiaries, other than those classified as off-site employees, are eligible to participate in the Cass Information Systems, Inc. 401(k) Plan. Eligible employees may enter the plan at the first of the month following one month of service. Employees may voluntarily defer the maximum level allowed by the Internal Revenue Service (IRS), which was $17,000 for 2012, plus an additional $5,500 catch-up contribution for employees age 50 or older. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. All employee contributions vest immediately. Company contributions vest for each employee on the employee’s third anniversary of employment with the Company.

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Defined Benefit Retirement Plans

Retirement Plan for Employees of Cass Information Systems, Inc.

All employees of the Company and subsidiaries, other than those classified as off-site employees, become participants in the Retirement Plan for Employees of Cass Information Systems, Inc. at the next semi-annual entry period immediately following completion of one year of service. Upon retirement, participants in this qualified plan will begin to receive monthly payments equal to 1/12 of the sum of:

(i) 0.9% of final average earnings multiplied by the number of years of service, plus

(ii) 0.5% of final average earnings in excess of Covered Compensation multiplied by years of service.

Final average earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is defined as the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period, ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the plan equal W-2 earnings, including any amounts deferred under the Company’s 401(k) plan and Section 125 plan, up to the maximum IRS limit ($250,000 in 2012). Service for benefit accrual purposes is the period beginning on the date of participation in the plan and ending on the severance date.

Normal retirement age under the plan is 65 with five years of vesting service. Early retirement eligibility is age 55 with five years of vesting service. Benefits for early retirement under the defined benefit pension plan would be calculated under the formula described above based on final average earnings and years of service as of the date of retirement, reduced by (i) 5/9% of 1% for each month by which the early retirement date or the first day of the month coinciding with or next following the 60th birthday, whichever is later, precedes the normal retirement date, and (ii) 5/18% of 1% for each month, if any, by which the early retirement date precedes the first day of the month coinciding with or next following the 60th birthday. Postponed retirement benefits are an amount equal to the greater of (i) the normal retirement benefit determined in accordance with the above formula using service and final average earnings through the postponed retirement date, or (ii) the actuarial equivalent of the normal retirement benefit on the postponed retirement date. The normal form of benefit is a straight-life annuity with 120 months guaranteed.

Supplementary Executive Retirement Program

The Company’s benefits program also provides for the Cass Information Systems, Inc. Supplemental Executive Retirement Plan (the SERP). The SERP was designed to provide additional retirement benefits to key executives whose benefits are limited by the IRS under the Company’s qualified plan.

Upon retirement, participants in the SERP will receive monthly payments equal to 1/12 of 70% of the final average earnings, reduced proportionately for length of service less than 25 years. Such amount is further reduced by the participant’s: (i) qualified retirement plan benefit, (ii) primary social security benefit, and (iii) 401(k) hypothetical annuity.

Final average earnings, normal and early retirement age, years of service and normal form of payment are the same as under the Retirement Plan for Employees of Cass Information Systems, Inc., as described above.

Early retirement benefits under the SERP are calculated to be an annual amount equal to 70% of the final average earnings multiplied by the number of full years of service divided by 25% (not to exceed 100%), less the sum of the defined pension plan benefit, primary social security benefit and 401(k) hypothetical annuity, reduced by 1/180 for each of the first 60 calendar months and 1/360 for each of the next 60 calendar months by which commencement of benefits precedes normal retirement date. Benefits are not increased if payment of benefits commences after the normal retirement date.

Gains or losses from stock options or restricted stock awards are not considered in the calculation of retirement benefits, for either the defined benefit plan or the SERP.

17

Employees are generally not eligible for benefits under the SERP if they leave the Company prior to reaching age 55, and they receive a significant increase in benefits if they remain with the Company until age 65; therefore, the Compensation Committee believes that the SERP is an effective executive retention tool.

Perquisites and Other Benefits

The Company provides executive officers with perquisites that the Compensation Committee believes are reasonable and competitive based on the Compensation Committee’s knowledge of other companies with which the Company competes for talent. For 2012, these perquisites included an automobile allowance and, where deemed appropriate, a club membership allowance. Historically, the Company has not benchmarked or set targets for this compensation component. The perquisites’ value to the executive, as well as the incremental cost to the Company, is considered when establishing compensation levels; however, the value of this component of compensation is modest and has not been given significant weight by the Compensation Committee when establishing overall levels of executive compensation. Executive officers are eligible to receive the same health, dental, disability and life insurance benefits as are available to all other full-time employees of the Company and its subsidiaries.

Post-Employment Payments

Named executive officers referred to herein do not have employment agreements, nor are there any provisions for payments following or in connection with any termination or change-in-control, other than for provisions that allow for SERP benefits, stock options, SARs and restricted stock awards to vest and/or become fully exercisable upon a change in control or in some circumstances, upon disability, in accordance with their respective plans.

Federal Income Tax Deductibility Limitations

The Compensation Committee takes into consideration the tax consequences to employees and the Company when considering types and levels of awards and other compensation granted to executives and directors.

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the Company and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that for 2012, Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

Post-Fiscal Year Compensation Actions

Executive Compensation Comparative Data

In 2012, the Compensation Committee performed a review of executive compensation. As part of the review process, the Compensation Committee retained Pay Governance to provide comparative data on cash and total executive compensation. Data reviewed was from the (i) IT Services and Data Processing sector, (ii) Banking and Finance sector, and (iii) Services sector, including the Business Support Services industry. Consistent with prior years and the Company’s intent not to engage in benchmarking, the Compensation Committee did not rely solely on comparative data, but did consider such elements when exercising its own judgment in determining 2013 compensation.

Base Salary

Base salary increases for 2013 were approved in January based on the factors discussed herein, including overall performance of individuals, individual operating units, corporate earnings, and overall corporate growth over the past several years. Such base salary increases, effective in March 2013, were approved for the following: Mr. Brunngraber, $470,000 to $505,000; Mr. Appelbaum, $243,000 to $251,000; Mr. Langfitt, $217,000 to $223,000; Mr. Mathias, $255,000 to $261,000; Mr. Murray, $255,000 to $260,000 and, Mr. Pickering, $212,000 to $222,000.

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Long-Term Incentives

LTIC awards made in January 2013 were granted in accordance with the Omnibus Plan and were comprised of 50% restricted stock awards and 50% SARs. The grant date of the awards was the Board approval date of January 22, 2013. Restricted stock awards were valued at that day’s closing stock price as reported on Nasdaq, and the SARs were valued at the equivalent Black-Scholes value. The awards granted and detailed below were based on the three-year performance period ended December 31, 2012 as previously described under Elements of Compensation – Long-Term Incentive Stock Compensation. The restricted stock awards shown here have also been included in the beneficial ownership numbers reported in the Principal Shareholders table included herein.

Name	Restricted Stock Awards	SARs
Eric H. Brunngraber	5,138	20,253
P. Stephen Appelbaum	1,594	6,283
Gary B. Langfitt	1,779	7,013
Robert J. Mathias	2,091	8,241
Harry M. Murray	1,673	6,593
John F. Pickering	1,738	6,852

In January 2013, the Compensation Committee approved the addition of a fourth factor, capital-to-asset ratio, in calculating LTIC awards. This factor was added to provide an incentive to maintain a strong financial position as well as reduce the risk of excess leveraging. For prospective performance periods beginning January 1, 2013, the LTIC awards will be based on the following financial factors with respective weightings: (i) ROE weighted 40%; (ii) increase in diluted EPS weighted 20%; (iii) increase in processing fee revenues weighted 20%; and (iv) capital-to-asset ratio weighted 20%. Therefore, beginning January 1, 2013 the LTIC earned percentage, as described in Elements of Compensation-Long-Term Incentive Stock Compensation, will be calculated based on the following table:

	LTIC Earned Percentage
	60%	100%	125%
Factor	Threshold	Target	Maximum
ROE	12%	16%	20%
EPS growth	6%	9%	12%
Processing fee growth	8%	10%	12%
Capital-to-asset ratio	8%	9%	10%

Compensation Committee Report

In the performance of its oversight function for the year ended December 31, 2012, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

K. Dane Brooksher, Chairman
Benjamin F. Edwards, IV
James J. Lindemann
Andrew J. Signorelli

Executive Officers

Following are the names, ages and positions held by the Company’s executive officers, who also constitute the named executive officers, followed by information on compensation received or earned during the periods presented.

Eric H. Brunngraber, 56, is President and CEO of the Company. Additional information on Mr. Brunngraber can be found in the section Election of Directors contained herein.

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P. Stephen Appelbaum, 55, Executive Vice-President, CFO and Secretary. Mr. Appelbaum, CPA, joined the Company in 2006 as the CFO and Secretary. Prior to joining the Company, he worked for KPMG LLP for 10 years before becoming a Senior Vice President at US Bank (St. Louis, Missouri), where he spent 16 years holding various positions in the areas of accounting, financial reporting, risk management, and merger and acquisition integration.

Gary B. Langfitt, 57, President – Expense Management Services. Mr. Langfitt joined the Company in 1999 as Vice President, Sales and Marketing – Utility Information Services and subsequently served as COO – Utility Information Services from 2003 to 2011 when he was appointed to his current position.

Robert J. Mathias, 60, President and COO of Cass Commercial Bank, subsidiary of the Company. Mr. Mathias joined the Bank in this role in February 2008. Prior to joining the Bank, he served as Senior Banker of the St. Louis loan production office of LaSalle Bank from February 2000 to February 2008. Mr. Mathias has been affiliated with several major financial institutions in the St. Louis metropolitan area since 1974.

Harry M. Murray, 59, Executive Vice President – Corporate Development. Mr. Murray has served as Executive Vice President since 2003. He has held various positions with the Company since his initial employment in 1982, including Executive Vice President – Operations from 1995 to 2000 and COO - Utility Information Services from 2000 to 2003.

John F. Pickering, 61, President – Transportation Information Services. Mr. Pickering began his tenure with the Company in 1977 and has held various positions, serving most recently as COO – Transportation Information Services from 2001 to 2011 before he was appointed to his current position.

2012 Summary Compensation Table

The following table includes the (i) dollar value of base salaries and bonuses earned; (ii) aggregate grant date fair value of restricted stock and SAR awards; (iii) the change in pension value; (iv) all other compensation; and (v) the dollar value of total compensation for each respective fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-equity incentive plan compensation ($)(1)	Stock Awards ($)(2)	SAR Awards ($)(2)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)

Eric H. Brunngraber	2012	463,077	-	199,200	179,901	179,903	854,187	40,400	1,916,668
President, CEO	2011	425,240	-	216,000	165,156	165,164	670,647	39,776	1,681,983
	2010	396,875	-	183,700	49,010	49,002	394,265	36,582	1,109,434

P. Stephen Appelbaum	2012	241,788	76,000	-	59,240	59,245	91,395	16,540	544,209
Exec. Vice President, CFO,	2011	235,048	88,500	-	56,732	56,745	60,926	16,328	514,279
Secretary	2010	229,375	82,000	-	17,493	17,483	36,936	16,177	399,464

Gary B. Langfitt	2012	214,923	81,000	-	64,308	64,328	118,901	16,708	560,168
President, Expense	2011	203,962	82,435	-	61,246	61,236	124,301	16,400	549,580
Management Services	2010	196,500	74,557	-	18,277	18,276	78,913	16,171	402,694

Robert J. Mathias	2012	253,442	93,000	-	77,196	77,194	96,857	31,949	629,638
President and COO,	2011	244,269	109,000	-	72,612	72,627	69,948	31,525	599,981
Cass Commercial Bank	2010	233,500	104,500	-	21,866	21,861	39,721	30,798	452,246

Harry M. Murray	2012	253,702	83,500	-	62,126	62,126	285,457	16,651	763,562
Executive Vice President,	2011	246,721	94,000	-	59,829	59,823	265,490	16,518	742,381
Corporate Development	2010	243,000	83,500	-	18,790	18,805	168,256	16,536	548,887

John F. Pickering	2012	210,269	86,000	-	63,368	63,391	249,288	16,686	689,002
President, Transportation	2011	201,135	96,500	-	60,620	60,620	196,108	16,434	631,417
Information Services	2010	196,250	87,000	-	18,760	18,760	139,665	16,272	476,707

(1)	These amounts represent distributions under the Company’s profit sharing program as further described in the Compensation Discussion and Analysis section contained herein. Amounts paid to the CEO are reported separately as non-equity incentive plan compensation due to the fact the payments are based on pre-determined return on average equity targets which are communicated to the CEO prior to the performance period, the outcome of which is uncertain at the time the targets are made.

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(2)	These amounts represent the aggregate grant date fair value of restricted stock and SAR awards granted during the fiscal years ended December 31, 2012, 2011 and 2010, respectively, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2012, 2011 and 2010. The value as of the grant date for restricted stock and SAR awards is recognized over the number of days of service required for the grant to become vested. See Note 11 to the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for a complete description of the material assumptions applied in determining grant date fair value.
(3)	Represents the aggregate change in actuarial present value of accumulated benefits under the Company’s defined benefit pension plan and SERP based on a five-year average of current pay. See Note 10 to the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for a complete description of the material assumptions applied in quantifying the present value of accumulated benefits.
(4)	Consists of the Company’s incremental cost on perquisite benefits, dividends paid on restricted stock awards, the Company’s matching contributions paid to the Company’s 401(k) Plan on behalf of each executive, and the imputed value of group term life premiums paid on behalf of each executive. Perquisite benefits provided in 2012 consist of an allowance for personal automobile usage for all the named executive officers and club membership allowances for Mr. Brunngraber and Mr. Mathias.

2012 Grants of Plan-Based Awards

The following table sets forth information regarding all equity based incentive plan awards that were made to the named executive officers during 2012. Disclosure is provided on a separate line for each grant or award made during the year. The information supplements the values of stock and SAR awards presented in the Summary Compensation table above.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of Stock and SAR Awards ($)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)		Max (#)
Eric H. Brunngraber		0	199,250	260,650
	1/24/2012				0	5,360	(2)	0	―	179,901
	1/24/2012				0	20,919	(3)	0	33.56	179,903
P. Stephen Appelbaum	1/24/2012				0	1,765	(2)	0	―	59,240
	1/24/2012				0	6,889	(3)	0	33.56	59,245
Gary B. Langfitt	1/24/2012				0	1,916	(2)	0	―	64,308
	1/24/2012				0	7,480	(3)	0	33.56	64,328
Robert J. Mathias	1/24/2012				0	2,300	(2)	0	―	77,196
	1/24/2012				0	8,976	(3)	0	33.56	77,194
Harry M. Murray	1/24/2012				0	1,851	(2)	0	―	62,126
	1/24/2012				0	7,224	(3)	0	33.56	62,126
John F. Pickering	1/24/2012				0	1,888	(2)	0	―	63,368
	1/24/2012				0	7,371	(3)	0	33.56	63,391

NOTE: All share information has been restated to reflect the 10% stock dividend paid by the Company in December 2012.

(1)	Target represents amounts earned in 2012 pursuant to the Company’s profit-sharing program. Maximum represents 5% of the total profit sharing pool available to the CEO as described in Compensation Discussion and Analysis-Profit Sharing Bonus contained herein.
(2)	Represents restricted stock bonus awards issued pursuant to the terms of the Company’s Omnibus Plan. Restricted stock awards are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. Dividends are paid quarterly prior to vesting. The 2012 awards were based on criteria further described in the Compensation Discussion and Analysis section contained herein.
(3)	Represents SARs issued pursuant to the terms of the Company’s Omnibus Plan. SAR awards are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. SARs become exercisable upon vesting and expire on the tenth anniversary of the grant date. The 2012 awards were based on criteria further described in the Compensation Discussion and Analysis section contained herein.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding restricted stock and SAR awards held by the named executive officers on December 31, 2012, including the number of shares underlying both exercisable and unexercisable portions of each SAR award as well as the exercise price and the expiration date of each outstanding SAR award, and the market value of stock awards.

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	SAR Awards				Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#)(1) Exercisable	Number of Securities Underlying Unexercised SARs (#)(1) Unexercisable	SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Eric H. Brunngraber	20,473	―	23.48	1/21/2018	9,693	409,045
	6,844	―	21.30	1/19/2019
	4,334	2,167	24.93	1/25/2020
	6,688	13,377	29.95	1/24/2021
	―	20,919	33.56	1/23/2022

P. Stephen Appelbaum	9,458	―	23.48	1/21/2018	3,262	137,656
	12,468	―	21.30	1/19/2019
	1,545	773	24.93	1/25/2020
	2,297	4,596	29.95	1/24/2021
	―	6,889	33.56	1/23/2022

Gary B. Langfitt	12,810	―	21.30	1/19/2019	3,524	148,713
	1,616	808	24.93	1/25/2020
	2,479	4,960	29.95	1/24/2021
	―	7,480	33.56	1/23/2022

Robert J. Mathias	4,658	―	21.30	1/19/2019	4,209	177,620
	1,932	967	24.93	1/25/2020
	2,941	5,882	29.95	1/24/2021
	―	8,976	33.56	1/23/2022

Harry M. Murray	―	832	24.93	1/25/2020	3,435	144,957
	2,422	4,845	29.95	1/24/2021
	―	7,224	33.56	1/23/2022

John F. Pickering	1,658	830	24.93	1/25/2020	3,490	147,278
	2,454	4,910	29.95	1/24/2021
	―	7,371	33.56	1/23/2022

(1)	Represents SARs issued pursuant to the terms of the Company’s Omnibus Plan. SAR awards are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. SARs become exercisable upon vesting and expire on the tenth anniversary of the grant date. The vesting dates for such SARs are as follows:

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Name	Vesting Date	Number of Shares
Eric H. Brunngraber	1/24/2013	6,973
	1/25/2013	6,688
	1/26/2013	2,167
	1/24/2014	6,973
	1/25/2014	6,689
	1/24/2015	6,973

P. Stephen Appelbaum	1/24/2013	2,296
	1/25/2013	2,298
	1/26/2013	773
	1/24/2014	2,296
	1/25/2014	2,298
	1/24/2015	2,297

Gary B. Langfitt	1/24/2013	2,493
	1/25/2013	2,480
	1/26/2013	808
	1/24/2014	2,493
	1/25/2014	2,480
	1/24/2015	2,494

Robert J. Mathias	1/24/2013	2,992
	1/25/2013	2,941
	1/26/2013	967
	1/24/2014	2,992
	1/25/2014	2,941
	1/24/2015	2,992

Harry M. Murray	1/24/2013	2,408
	1/25/2013	2,422
	1/26/2013	832
	1/24/2014	2,408
	1/25/2014	2,423
	1/24/2015	2,408

John F. Pickering	1/24/2013	2,457
	1/25/2013	2,455
	1/26/2013	830
	1/24/2014	2,457
	1/25/2014	2,455
	1/24/2015	2,457

(2)	Represents restricted stock bonus awards issued pursuant to the Company’s Omnibus Plan. The shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. The vesting dates for such shares are as follows:

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Name	Vesting Date	Number of Shares
Eric H. Brunngraber	1/24/2013	1,786
	1/25/2013	1,838
	1/26/2013	656
	1/24/2014	1,787
	1/25/2014	1,839
	1/24/2015	1,787

P. Stephen Appelbaum	1/24/2013	588
	1/25/2013	631
	1/26/2013	234
	1/24/2014	588
	1/25/2014	632
	1/24/2015	589

Gary B. Langfitt	1/24/2013	638
	1/25/2013	682
	1/26/2013	244
	1/24/2014	639
	1/25/2014	682
	1/24/2015	639

Robert J. Mathias	1/24/2013	766
	1/25/2013	808
	1/26/2013	292
	1/24/2014	767
	1/25/2014	809
	1/24/2015	767

Harry M. Murray	1/24/2013	617
	1/25/2013	666
	1/26/2013	252
	1/24/2014	617
	1/25/2014	666
	1/24/2015	617

John F. Pickering	1/24/2013	629
	1/25/2013	675
	1/26/2013	252
	1/24/2014	629
	1/25/2014	675
	1/24/2015	630

(3)	Value based on $42.20 per share, which was the closing market price of the Company's common stock reported on Nasdaq on December 31, 2012.

2012 Options Exercised and Stock Vested

The following table sets forth the exercise of options (including stock options and SARs) and vesting of restricted stock during 2012 for the named executive officers.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)
Eric H. Brunngraber	19,415	662,898	5,157	173,934
P. Stephen Appelbaum	―	―	1,866	62,911
Gary B. Langfitt	1,414	40,062	1,951	65,788
Robert J. Mathias	5,152	206,447	2,355	79,400
Harry M. Murray	6,149	230,278	2,122	71,488
John F. Pickering	11,467	393,830	1,991	67,126

(1)	Represents gross amount of shares exercised or vested, without netting any shares surrendered to pay exercise price or taxes.

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(2)	For stock options, “Value Realized” is calculated using the difference between the average of the high and low price of the Company’s common stock, as reported on Nasdaq, on the exercise date and the exercise price of the options exercised. For SARs, “Value Realized” is calculated using the closing price of the Company’s common stock, as reported on Nasdaq, on the exercise date.
(3)	Value is determined by applying the market value of the stock on the vesting date to the number of shares vested.

2012 Pension Benefits

The following table sets forth for fiscal year ended December 31, 2012 the actuarial present value of each named executive officer’s accumulated benefit under defined benefit plans of the Company, the number of years of credited service under each plan, and the amount of pension benefits paid to each named executive officer.

Name (1)	Plan Name	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Eric H. Brunngraber	Retirement Plan for Employees of Cass Information Systems, Inc.	32.08	875,725	0

	Cass Information Systems SERP	32.08	2,077,285	0

P. Stephen Appelbaum	Retirement Plan for Employees of Cass Information Systems, Inc.	5.50	144,305	0

	Cass Information Systems SERP	5.50	75,538	0

Gary B. Langfitt	Retirement Plan for Employees of Cass Information Systems, Inc.	12.50	356,020	0

	Cass Information Systems SERP	12.50	116,898	0

Robert J. Mathias	Retirement Plan for Employees of Cass Information Systems, Inc.	3.50	110,632	0

	Cass Information Systems SERP	3.50	108,667	0

Harry M. Murray	Retirement Plan for Employees of Cass Information Systems, Inc.	29.08	944,682	0

	Cass Information Systems SERP	29.08	598,286	0

John F. Pickering	Retirement Plan for Employees of Cass Information Systems, Inc.	34.08	1,205,911	0

	Cass Information Systems SERP	34.08	13,955	0

(1)	Messrs. Brunngraber, Langfitt, Murray, Appelbaum and Pickering were eligible for early retirement benefits under the Company’s defined benefit pension plan and SERP as of December 31, 2012. Refer to the Compensation Discussion and Analysis for a description of early retirement benefits.
(2)	The number of years of credited service differs from the number of years of actual service for all named executive officers only due to the provisions in the plan regarding when employees first become eligible to participate in the plan.
(3)	Represents the actuarial present value of accumulated benefit under the Company’s defined benefit pension plan based on a five-year average of current pay. See Note 10 to the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for complete description of the material assumptions applied in quantifying the present value of accumulated benefits.

All named executive officers were participants in the Retirement Plan for Employees of Cass Information Systems, Inc. and the Cass Information Systems, Inc. SERP at December 31, 2012. Details of the plans are further discussed in the Compensation Discussion and Analysis contained herein.

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OWNERSHIP OF SECURITIES

The following table contains information with respect to beneficial ownership of the Company's outstanding common stock as of February 11, 2013, unless otherwise noted, by: (i) each person known to the Company to be the beneficial owner of more than 5% of common stock, (ii) each director and nominee for director, (iii) each executive officer, and (iv) directors and executive officers as a group. Unless otherwise indicated, the named person has sole voting and investment rights with respect to such shares. The percent of common stock owned by each person or group has been determined based on a total of 11,479,414 shares outstanding as of February 11, 2013.

Name of Beneficial Owner (and address for Beneficial Owners over 5%)	Amount of Shares Beneficially Owned (1)		Percent of Class
Jake Nania	1,186,848	(2)	10.34%
1700 S. Ocean Blvd.
Lauderdale by the Sea, FL 33062

Kayne Anderson Rudnick Investment Management, LLC	1,107,209	(3)	9.65
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

Kim Kuehner	928,948	(2)	8.09
2533 South Warson Rd
St. Louis, MO 63124

Riverbridge Partners LLC	632,481	(4)	5.51
80 South Eight St., Suite 1200
Minneapolis, MN 55402

P. Stephen Appelbaum	49,325	(5)	*
K. Dane Brooksher	9,299	(6)	*
Eric H. Brunngraber	108,286	(7)	*
Bryan S. Chapell	8,791	(8)	*
Lawrence A. Collett	252,009	(9)	2.19
Robert A. Ebel	6,700	(10)	*
Benjamin F. Edwards, IV	11,495	(11)	*
John L. Gillis, Jr.	4,159	(12)	*
Wayne J. Grace	18,957	(13)	*
Gary B. Langfitt	41,649	(14)	*
James J. Lindemann	3,995	(15)	*
Robert J. Mathias	27,360	(16)	*
Harry M. Murray	39,000	(17)	*
John F. Pickering	52,322	(18)	*
Randall L. Schilling	2,962	(19)	*
Andrew J. Signorelli	239,829	(20)	2.09%
Franklin D. Wicks, Jr.	5,067	(21)	*

All directors (including nominees) and all executive officers as a group (17 persons)	881,205	(22)	7.56%

* Less than 1% of class.

(1)	Beneficially owned shares include common stock that directors and executive officers have the right to acquire within 60 days of February 11, 2013 pursuant to the exercise of stock options and SARs.
(2)	Based on shareholder records obtained from Computershare Shareowner Services and Broadridge on February 11, 2013.
(3)	Based on Schedule 13G/A filed with the SEC on February 4, 2013.
(4)	Based on Schedule 13G/A filed with the SEC on February 4, 2013. Riverbridge Partners LLC has sole voting power with respect to 433,034 shares and sole dispositive power with respect to 632,481 shares.
(5)	Includes 14,787 shares held in trust of which Mr. Appelbaum has shared voting and investment rights. Includes 3,403 shares of restricted stock subject to forfeiture with respect to which Mr. Appelbaum has voting but no investment rights. Includes 31,135 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of SARs.
(6)	Includes 6,212 shares held in trust of which Mr. Brooksher has shared voting and investment rights. Includes 1,635 shares of restricted stock subject to forfeiture with respect to which Mr. Brooksher has voting but no investment rights.

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(7)	Includes 40,799 shares owned jointly with his spouse. Includes 10,551 shares of restricted stock subject to forfeiture with respect to which Mr. Brunngraber has voting but no investment rights. Includes 54,167 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of SARs.
(8)	Includes 7,156 shares held in trust of which Mr. Chapell has shared voting and investment rights. Includes 1,635 shares of restricted stock subject to forfeiture with respect to which Mr. Chapell has voting but no investment rights.
(9)	Includes 121,661 shares held in trust of which Mr. Collett has voting and investment rights and 88,059 shares owned by Mr. Collett’s spouse. Includes 983 shares of restricted stock subject to forfeiture with respect to which Mr. Collett has voting but no investment rights. Includes 36,239 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of stock options and SARs.
(10)	Includes 2,541 shares owned jointly with his spouse. Includes 784 shares of restricted stock subject to forfeiture with respect to which Mr. Ebel has voting but no investment rights.
(11)	Includes 8,940 shares held in trust of which Mr. Edwards has voting and investment rights and 194 shares Mr. Edwards holds as custodian for his minor children. Includes 1,635 shares of restricted stock subject to forfeiture with respect to which Mr. Edwards has voting but no investment rights.
(12)	Includes 784 shares of restricted stock subject to forfeiture with respect to which Mr. Gillis has voting but no investment rights.
(13)	Includes 14,674 shares held in trust of which Mr. Grace has voting and investment rights. Includes 3,300 shares owned by Mr. Grace’s spouse. Also includes 983 shares of restricted stock subject to forfeiture with respect to which Mr. Grace has voting but no investment rights.
(14)	Includes 3,739 shares of restricted stock subject to forfeiture with respect to which Mr. Langfitt has voting but no investment rights and 22,686 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of stock options and SARs.
(15)	Includes 983 shares of restricted stock subject to forfeiture with respect to which Mr. Lindemann has voting but no investment rights.
(16)	Includes 4,434 shares of restricted stock subject to forfeiture with respect to which Mr. Mathias has voting but no investment rights and 16,431 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of SARs.
(17)	Includes 24,736 shares owned jointly with his spouse. Also includes 3,573 shares of restricted stock subject to forfeiture with respect to which Mr. Murray has voting but no investment rights and 8,084 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of SARs.
(18)	Includes 17,610 shares held in trust of which Mr. Pickering has voting and investment rights. Also includes 3,672 shares of restricted stock subject to forfeiture with respect to which Mr. Pickering has voting but no investment rights and 9,854 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of stock options and SARs.
(19)	Includes 784 shares of restricted stock subject to forfeiture with respect to which Mr. Schilling has voting but no investment rights.
(20)	Includes 83,238 shares held in trust of which Mr. Signorelli has shared voting and investment rights. Also includes 155,608 shares held through a limited liability company in which Mr. Signorelli has a direct interest and 983 shares of restricted stock subject to forfeiture with respect to which Mr. Signorelli has voting but no investment rights.
(21)	Includes 784 shares of restricted stock subject to forfeiture with respect to which Mr. Wicks has voting but no investment rights.
(22)	Includes 178,596 shares which could be acquired within 60 days of February 11, 2013 pursuant to the exercise of stock options and SARs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review solely of copies of such forms received and written representation from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to 2012 for executive officers, directors, and greater than 10% beneficial owners were complied with in a timely manner except as follows: Form 4s were filed, but not filed within the required two business day period, for (i) one transaction for Mr. Edwards and (ii) two transactions each for Messrs. Mathias, Brunngraber, Pickering, and Langfitt. One Form 5 was filed subsequent to year end for Mr. Pickering reporting one late transaction.

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PROPOSAL 2

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

In January 2013, the Board adopted, subject to shareholder approval, an amendment to the Company’s Restated Articles of Incorporation to increase the Company’s authorized shares of common stock from 20,000,000 shares to 40,000,000 shares. The Company last increased the number of authorized shares of common stock in 1997 when it joined The Nasdaq Stock Market and has since provided shareholders with eight stock dividends totaling 245% leading to an increase in the number of shares outstanding by over 500%. In addition to the stock dividends provided to shareholders the Company has also issued shares to expand its product offerings through acquisitions it has made since 1997. The Board is therefore recommending this increase in authorized shares to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of The Nasdaq Stock Market. Although there is no present agreement to issue any shares, the newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of common stock that would be authorized by the proposed amendment. However, the Board believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

If this proposal is approved at the Annual Meeting, the Company will have a total of 42,000,000 shares of authorized capital stock. On March 5, 2013, there were 11,479,497 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, taking into consideration the additional shares of common stock to be authorized for issuance pursuant to the amended Omnibus Plan, subject to shareholder approval, 409,151 shares of common stock remained reserved for issuance in connection with the Company’s employee benefit and compensation plans.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Adoption of the proposed amendment and issuance of the additional common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding. Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

If the Proposal is approved and the amendment becomes effective, the first paragraph of Article Three of the Company’s Restated Articles of Incorporation, which sets forth the Company’s presently authorized capital stock, will be amended to read in its entirety as follows:

“The aggregate number of shares which the Corporation shall have authority to issue is Forty-Two Million (42,000,000) shares, of which Forty Million (40,000,000) shares shall be Common Stock having a par value of $.50 per share, and Two Million (2,000,000) shares shall be Preferred Stock having a par value of $.50 per share. No shareholder shall be entitled to the preemptive right to acquire additional shares of the Corporation.”

The remaining text of Article Three will remain unchanged.

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The affirmative vote of the holders of a majority of the total outstanding shares of the common stock entitled to vote will be required to approve this amendment to the Company’s Restated Articles of Incorporation. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Missouri.

The Company’s Board recommends a vote FOR the amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED OMNIBUS PLAN

In 2007, the Board adopted, and the shareholders approved, the Omnibus Plan which provides for various stock-based incentive awards and performance related cash awards. Eligible participants under the Omnibus Plan include employees who, in the judgment of the Compensation Committee, have made key contributions to the Company’s profitability and growth, and non-employee directors. The Company currently has approximately 25 employees and 11 non-employee directors eligible to participate in the Omnibus Plan.

In January 2013, the Board adopted amendments to the Omnibus Plan in the form of an amended and restated plan for which the Company is seeking shareholder approval at the 2013 Annual Meeting. The primary purposes of the amendments are to replenish the number of shares available for grant under the Plan and give the Compensation Committee flexibility to establish vesting schedules for restricted stock awards. Other amendments were also made, utilizing the opportunity to update and unify the plan and increase the Committee’s flexibility to structure awards through the inclusion of additional performance metrics and phantom stock.

Increasing the number of shares available for grant under the plan will allow the company to continue to grant awards for another 5 to 7 years and provide sufficient shares for the future. Long-term incentive awards granted to employees and non-employee directors are important to the Company as they provide these individuals with a proprietary interest in the growth and performance of the Company. Use of long-term incentives as a component of the total compensation package enhances the Company’s ability to attract and retain exceptionally qualified individuals and generate an increased incentive for them to contribute to the company’s future success and prosperity, thereby enhancing the value of the Company for the benefit of its shareholders.

Giving the Compensation Committee flexibility to establish vesting schedules allows them to set vesting periods to better tailor the awards to individual participants depending on the circumstances pursuant to which awards are made and also provides Directors with the opportunity to defer vesting of restricted stock grants until retirement from the Board.

Certain of the amendments are immaterial and have been made for consistency or clarification purposes only. The material amendments to the Omnibus Plan include the following:

•	The Board has adopted a change in the title of the Omnibus Plan to the Amended and Restated Omnibus Stock and Performance Compensation Plan (the Amended and Restated Omnibus Plan). The new title reflects the Company’s intention to utilize the Amended and Restated Omnibus Plan for more than incentive compensation purposes, as explained in further detail below.

•	The Amended and Restated Omnibus Plan expands the criteria able to be used by the Compensation Committee to evaluate the Company’s performance with respect to incentive compensation awards. The Board believes that the additional criteria may serve as more relevant indicators of Company performance from time to time and will give the Compensation Committee more measurement options when issuing incentive compensation awards.

•	Phantom stock has been added as an award eligible for issuance under the Amended and Restated Omnibus Plan. The addition of phantom stock is intended to give the Compensation Committee greater flexibility when issuing awards and structuring compensation packages.

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•	The Board had approved additional shares of the Company’s common stock available for issuance under the Amended and Restated Omnibus Plan, increasing the total maximum shares available for issuance under the Amended and Restated Omnibus Plan to 1,500,000. The Board believes that this increase in available shares will allow the Company to maintain its long-term incentive program at current levels in accordance with the Company’s compensation philosophies and objectives.

•	The individual annual limit for stock based awards under the Amended and Restated Omnibus Plan has been increased to 150,000 in order to give the Compensation Committee greater flexibility in granting awards.

•	Cash covered by all Performance Awards granted to an individual subject to Section 162(m) of the Code during a calendar year has been reduced from $2,500,000 to $1,500,000 so as to limit the amount of cash awards made to any one individual and maintain consistency with the Company’s compensation philosophy.

•	The Amended and Restated Omnibus Plan includes terms that clarify how shares are deducted from the maximum share reserve once awards have been granted. The revisions specify that awards of options, SARs, restricted stock, RSUs and phantom stock shall count against the number of shares of common stock remaining available for issuance pursuant to awards granted under the Amended and Restated Omnibus Plan as one share of stock for each share of stock covered by such awards. Furthermore, the revisions clarify that shares covered by forfeited, canceled, terminated, expired or otherwise lapsed awards, and shares covered by awards that are settled in cash, are again available for issuance under the Amended and Restated Omnibus Plan.

•	The provisions relating to the vesting and exercise of options, SARs, restricted stock and RSUs have been revised in the Amended and Restated Omnibus Plan to provide that the exercise and vesting conditions of such awards shall be established and set forth in the respective award agreements at the time that the awards are granted, provided that no options or SARs may be exercised more than ten years from the date of grant. The Board believes that allowing these terms to be set forth in the award agreements gives the Compensation Committee greater flexibility in structuring compensation and tailoring awards to individual participants depending on the circumstances pursuant to which awards are made. In addition to providing the Compensation Committee flexibility in structuring awards, establishing the vesting schedule of restricted stock in individual award agreements will allow the Company to implement longer vesting schedules, which the Company intends to use as a deferred compensation option for non-employee directors. The Company anticipates offering non-employee directors the option to elect to receive all or a portion of their annual retainers in the form of restricted stock that vests in the short term or upon their termination as a director.

•	The provisions of the Amended and Restated Omnibus Plan relating to the treatment of certain awards upon a participant’s termination of employment were revised for consistency purposes. The revisions clarify that unless otherwise specifically provided in the SAR agreement, no SAR may be exercised after a participant’s service has been terminated for cause. This aligns the termination provisions of SARs with those existing provisions relating to options. Furthermore, the revisions relating to RSUs clarify that (i) if a participant’s service is terminated due to the participant’s death or disability, forfeiture restrictions relating to the RSU award will lapse, and (ii) if a participant’s service is terminated for cause, any unvested and unexercised RSUs will be forfeited. This aligns the termination provisions of RSUs with those existing provisions relating to restricted stock.

•	The shareholder rights provisions applicable to restricted stock awards have been revised to clarify that the Company may retain dividends earned on restricted stock during the restriction period as may be set forth in the respective award agreement.

The following summary of the material features of the Amended and Restated Omnibus Plan appearing below are qualified in their entirety by reference to the form of the Amended and Restated Omnibus Plan attached as Appendix A.

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Term

If approved by the Shareholders, the Amended and Restated Omnibus Plan will be effective April 15, 2013. The Amended and Restated Omnibus Plan will terminate on April 17, 2023, unless the Board terminates it earlier.

Purpose

The purpose of the Amended and Restated Omnibus Plan is to provide stock compensation and other incentive opportunities for non-employee directors and key employees, and to align their personal financial interest with the Company’s shareholders.

Administration

The Compensation Committee, which is comprised entirely of independent directors, will administer the Amended and Restated Omnibus Plan. The Compensation Committee will have the full power to determine the size and types of grants of options, SARs, restricted stock, RSUs, phantom stock and performance awards, and their terms and conditions of awards in a manner consistent with the Amended and Restated Omnibus Plan; to construe and interpret the Amended and Restated Omnibus Plan and any agreement or instrument entered into thereunder; to establish, amend or waive rules and regulations for the Amended and Restated Omnibus Plan’s administration; and to amend the terms and conditions of any award to the extent such terms and conditions are within the sole discretion of the Compensation Committee. The Compensation Committee’s administrative authority is limited by approvals and authority the Board has reserved for it, and the limitations and restrictions otherwise applicable under the Amended and Restated Omnibus Plan.

The Compensation Committee may delegate its authority to administer the Amended and Restated Omnibus Plan as permitted by law. The Board will approve grants of awards to members of the Compensation Committee and a member of the Compensation Committee may not participate in any Board determination regarding awards to such member.

The Compensation Committee will have the discretion to select particular “indicators of performance” to be utilized in determining awards, set indicators of performance solely by reference to the performance of a subsidiary or based upon comparisons of any of the performance measures relative to other companies and include or exclude the impact of any event or occurrence which the Compensation Committee determines to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principles. Under the Amended and Restated Omnibus Plan, indicators of performance are criteria the Compensation Committee may use to evaluate the Company’s performance and include the Company’s: pretax income; net income; net earnings, earnings per share; revenue; gross profit, fee revenue; expenses; return on assets; return on equity; return on average equity; return on investment; return on capital and revenue; net profit margin; operating profit margin; gross margin, discretionary cash flow; total shareholder return; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (EBITDA); interest income; net interest income; capitalization; capital-to-asset ratio; liquidity; reserve adds or replacement; funding and development costs; production volumes; stock price; economic value added; working capital; market share; results of customer satisfaction surveys and other measures of quality, safety, productivity, cost management or process improvement; or other that may be approved by the Compensation Committee.

Eligibility

Full-time salaried employees who, in the judgment of the Compensation Committee, may make key contributions to the profitability and growth of the Company will be eligible to receive awards under the Amended and Restated Omnibus Plan. Non-employee directors will be eligible to receive options, SARs, restricted stock, RSUs and phantom stock under the Amended and Restated Omnibus Plan.

Maximum Awards/Shares Available

The maximum number of awards/shares of common stock that may be granted under the Amended and Restated Omnibus Plan may not exceed 1,500,000. No individual may be granted awards/shares covering more than 150,000 in one year. Awards of options, SARs, restricted stock, RSUs and phantom stock shall count against the number of shares of common stock remaining available for issuance pursuant to awards granted under the Amended and Restated Omnibus Plan

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as one share of stock for each share of stock covered by such awards. Furthermore, shares covered by forfeited, canceled, terminated, expired or otherwise lapsed awards, and shares covered by awards that are settled in cash, will be available for issuance under the Amended and Restated Omnibus Plan. However, shares of stock withheld to satisfy tax obligations or as payment upon exercise of an option or SAR will not again become available for grants.

Adjustments

In the event of a merger, consolidation, reorganization, recapitalization, stock split or dividend, or similar event affecting the common stock, the number (including aggregate and annual limits on shares of common stock granted) and kind of shares granted under the Amended and Restated Omnibus Plan, the number of shares subject to outstanding stock options, SARs, restricted stock, RSUs and phantom stock and the exercise price of outstanding stock options and SARs will be adjusted proportionately.

Stock Options

The Compensation Committee may grant options to purchase shares of common stock under the Amended and Restated Omnibus Plan to eligible employees and directors for such numbers of shares and having such terms as the Compensation Committee designates. However, incentive stock options may not be granted to directors. The Compensation Committee will also determine the type of option granted (e.g., incentive stock option) or a combination of various types of options. Each person receiving a stock option award will enter into a stock option agreement evidencing the award.

The price at which shares may be purchased upon exercise of an option may not be less than 100% of the fair market value of the Company’s stock on the date the option is granted. A participant may pay the exercise price of an option to the Company in full at the time of exercise in cash. At the Compensation Committee's discretion, a participant may also pay the exercise price of an option (i) in shares of common stock, (ii) a combination of cash and shares, (iii) through the withholding of shares of common stock with a value equal to the aggregate exercise price of the option, or (iv) through delivery to a broker of instructions to deliver to the Company an amount equal to the aggregate exercise price.

The Compensation Committee will determine the period during which an option may be exercised, provided that the period will be no more than ten years from the grant date, and will determine the vesting schedule applicable to options. The vesting of an option may also be conditioned on the achievement of indicators of performance established by the Compensation Committee.

The terms of the Amended and Restated Omnibus Plan set forth the treatment of stock options in the event a participant’s service is terminated. To the extent the option is exercisable, a participant has the lesser of (i) 90 days after the participant ceases to be an employee or non-employee director for any reason other than total disability or death or (ii) the remaining term of the option award to exercise an option. If a participant’s service is terminated by reason of total disability, all options granted to such participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (i) one year following such termination or (ii) the remaining term of the option award. If a participant dies while in the service of the Company or within 90 days after the termination of such service other than termination for cause, options granted to such participant shall become fully exercisable on the participant’s death and may, within the lesser of (i) 12 months after the participant’s death or (ii) the remaining term of the option award, be exercised by the person or persons to whom the participant’s rights under the option shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the stock option agreement, no option may be exercised after a participant’s service with the Company terminated for cause.

Holders of stock options have no rights as shareholders of the Company with respect to shares of common stock underlying the options prior to the issuance of any such shares.

Stock Appreciation Rights

The Compensation Committee may grant SARs to eligible employees and directors for such numbers of shares and having such terms as the Compensation Committee designates and are consistent with the Amended and Restated Omnibus Plan. Each person receiving a SAR award will enter into a stock appreciation right agreement evidencing the award.

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The price at which an SAR may be exercised may not be less than 100% of the fair market value of the Company’s stock on the date the SAR is granted. The amount paid on the exercise of a SAR is a percentage specified in the SAR agreement (not to exceed 100%) multiplied by the difference between the fair market value of a share of common stock on the date of exercise and the exercise price. A SAR grant may provide that the amount payable upon exercise of the SAR may be paid in cash, shares of common stock or a combination of both.

The Compensation Committee will determine the period during which a SAR may be exercised, provided that the period will be no more than ten years from the grant date, and will determine the vesting schedule applicable to SARs. The vesting of a SAR may also be conditioned on the achievement of indicators of performance established by the Compensation Committee.

The terms of the Amended and Restated Omnibus Plan set forth the treatment of SARs in the event a participant’s service is terminated. To the extent the SAR is exercisable, a participant has the lesser of (i) 90 days after the participant ceases to be an employee or non-employee director for any reason other than total disability or death or (ii) the remaining term of the SAR award to exercise a SAR. If a participant’s service is terminated by reason of total disability, all SARs granted to such participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (i) one year following such termination or (ii) the remaining term of the SAR award. If a participant dies while in the service of the Company or within 90 days after the termination of such service other than termination for cause, SARs granted to such participant shall become fully exercisable on the participant’s death and may, within the lesser of (i) 12 months after the participant’s death or (ii) the remaining term of the SAR award, be exercised by the person or persons to whom the participant’s rights under the SAR shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the SAR agreement, no SAR may be exercised after a participant’s service with the Company terminated for cause.

Holders of SARs have no rights as shareholders of the Company with respect to shares of common stock underlying the SARs prior to the issuance of any such shares.

Restricted Stock

The Compensation Committee may grant shares of restricted stock to eligible employees and directors with terms that the Compensation Committee designates. Each person receiving a restricted stock award will enter into a restricted stock agreement evidencing the award.

The Compensation Committee has the discretion to set the vesting schedule and forfeiture restrictions applicable to restricted stock granted to a participant and may condition the vesting of restricted stock on the achievement of indicators of performance established by the Compensation Committee. Given the Compensation Committee’s discretion to set the vesting schedule, the Company intends to give non-employee directors the option to elect to receive all or a portion of their annual retainers in the form of restricted stock that vests in the short term or upon their termination as a director (at their choosing), in effect offering non-employee directors an opportunity to defer a portion of their annual compensation.

The terms of the Amended and Restated Omnibus Plan set forth the treatment of restricted stock awards in the event a participant’s service is terminated. The Compensation Committee has the discretion to set the rules concerning the termination of service of a recipient of restricted stock prior to the expiration of the restriction period; provided, however, that if a participant terminates service by reason of death or total disability, the applicable forfeiture restrictions will immediately lapse. Unless otherwise specifically provided in the restricted stock agreement, restricted stock will be forfeited immediately upon termination of a participant’s service if the participant’s employment is terminated for cause.

During the restriction period, the recipient will be entitled to vote the restricted stock and earn dividends, though the dividends may be retained by the Company and paid upon fulfillment of the vesting conditions, in the Compensation Committee’s discretion.

Restricted Stock Units

Under the Amended and Restated Omnibus Plan, a RSU is the right to receive payment for each RSU on the exercise date in an amount equal to the fair market value of a share of common stock on the vesting date. A RSU grant will specify that the amount payable by the Company on exercise of the RSU may be paid in cash, shares of common stock or a

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combination of both. The Compensation Committee may grant RSUs to eligible employees and directors for such numbers of shares and having such terms as the Compensation Committee designates. Each person receiving a RSU award will enter into a restricted stock unit agreement evidencing the award.

The Compensation Committee has the discretion to set the vesting schedule and forfeiture restrictions applicable to a RSU award. The vesting of a RSU may also be conditioned on the achievement of indicators of performance established by the Compensation Committee.

The terms of the Amended and Restated Omnibus Plan set forth the treatment of RSU awards in the event a participant’s service is terminated. The Compensation Committee has the discretion to set the rules concerning the termination of service of a recipient of RSUs prior to the expiration of the restriction period; provided, however, that if a participant terminates service by reason of death or total disability, the applicable forfeiture restrictions will immediately lapse. Unless otherwise specifically provided in the RSU agreement, RSUs will be forfeited immediately upon termination of a participant’s service if the participant’s employment is terminated for cause.

Holders of RSU awards have no rights as shareholders of the Company with respect to shares of common stock underlying the RSUs prior to the issuance of any such shares.

Phantom Stock

Under the Amended and Restated Omnibus Plan, a phantom stock award is an award in the form of a right to receive cash or common stock upon surrender of the vested phantom stock, in an amount equal to the fair market value of the stock plus the aggregate amount of cash dividends paid with respect to a share of stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests. A phantom stock grant will specify whether the amount payable by the Company on exercise of the phantom stock may be paid in cash, shares of common stock or a combination of both. The Compensation Committee may grant phantom stock to eligible employees and directors for such numbers of shares and having such terms as the Compensation Committee designates. Each person receiving an award of phantom stock will enter into a phantom stock agreement evidencing the award.

The Compensation Committee has the discretion to set the vesting schedule and forfeiture restrictions applicable to a phantom stock award. The vesting of an award of phantom stock may also be conditioned on the achievement of indicators of performance established by the Compensation Committee.

The terms of the Amended and Restated Omnibus Plan set forth the treatment of phantom stock awards in the event a participant’s service is terminated. The Compensation Committee has the discretion to set the rules concerning the termination of service of a recipient of phantom stock prior to the expiration of the restriction period; provided, however, that if a participant terminates service by reason of death or total disability, the applicable forfeiture restrictions will immediately lapse. Unless otherwise specifically provided in the phantom stock agreement, an award of phantom stock will be forfeited immediately upon termination of a participant’s service if the participant’s employment is terminated for cause.

Holders of phantom stock have no rights as shareholders of the Company with respect to shares of common stock underlying the phantom stock prior to the issuance of any such shares.

Performance Awards

The Amended and Restated Omnibus Plan permits the Compensation Committee to grant performance awards to eligible employees from time to time. Performance awards may not be awarded to directors. Performance awards are only made in cash and are based upon achieving established indicators of performance over an established period of time. Performance awards under the Amended and Restated Omnibus Plan are not in lieu of any annual bonus plan established by the Board. The maximum amount of cash covered by all Performance Awards granted to an individual Performance Award Participant subject to Section 162(m) of the Code under the Plan during a calendar year shall not exceed $1,500,000. The Compensation Committee will establish the terms and conditions of performance awards and, subject to such terms, may make downward adjustments in awards. Each person receiving a performance award will enter into a performance award agreement.

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Transferability

Stock options, SARs, restricted stock, RSUs and phantom stock granted under the Amended and Restated Omnibus Plan generally will be transferable only by will or the applicable laws of descent and distribution. In certain limited circumstances, the Compensation Committee may authorize stock options, other than incentive stock options, to be transferred to family members or trusts controlled by family members of the participant.

Valuation

The fair market value per share of common stock on any relevant date under the Amended and Restated Omnibus Plan will be deemed to be the closing selling price per share on The Nasdaq Stock Market on that date, or as the Compensation Committee may otherwise determine. On March 5, 2013, the fair market value determined on such basis was $43.24.

Change of Control

The Amended and Restated Omnibus Plan provides that (i) in the event of a change of control of the Company during a restriction period applicable to restricted stock, RSUs and phantom stock, all restrictions on such awards shall lapse; (ii) in the event of a change of control of the Company during a performance period applicable to a performance award, a participant shall earn no less than the award of cash which the performance award participant would have earned if applicable indicators of performance had been achieved and the performance period had terminated as of the date of the change of control; and (iii) in the event of a change of control of the Company with respect to outstanding options and SARs, such awards that are not exercisable shall become exercisable as of the date of a change of control, and if a participant’s employment is terminated within two years after the change of control for a reason other than for cause, exercisable options or SARs, other than an incentive stock options, may be exercised within the lesser of (a) 12 months following the date of termination of employment, or (b) the term of the option or SAR.

Amendment and Termination

The Board may at any time terminate or amend the Amended and Restated Omnibus Plan. However, the Board may not, without further approval of the shareholders of the Company, amend the Amended and Restated Omnibus Plan to:

•	increase the number of shares of stock subject to the Amended and Restated Omnibus Plan;

•	change the Amended and Restated Omnibus Plan provisions relating to establishment of the exercise prices under options or SARs granted;

•	extend the duration of the Amended and Restated Omnibus Plan;

•	reprice, replace or regrant options or SARs through cancellation or by lowering the exercise price of a previously granted option or SAR;

•	make any change to the Amended and Restated Omnibus Plan considered material under the listing requirements of The Nasdaq Stock Market or any other exchange on which the Company's stock is listed; or

•	increase the maximum dollar amount of incentive stock options that an individual optionee may exercise during any calendar year beyond that permitted in the Code.

Federal Income Tax Effects of the Amended and Restated Omnibus Plan

The federal income tax consequences applicable to the Company in connection with incentive stock options, non-qualified stock options, SARs, restricted stock, RSUs and performance awards are complex and depend, in large part, on the surrounding facts and circumstances. A participant should consult with his or her tax advisor regarding the taxation of awards under the Plan.

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Under current federal income tax laws, a participant will generally recognize income with respect to grants of stock options, SARs, restricted stock, RSUs and performance awards as follows:

Stock Options

Stock options may be granted in the form of incentive stock options, also known as “ISOs,” or non-qualified stock options, also known as “NQSOs.” ISOs are eligible for favorable tax treatment under the Code. To meet the Code requirements, the maximum value of ISOs that first become exercisable in any one year (determined as of the dates of grants of the ISOs) is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of an ISO or NQSO. At the time of exercise of a NQSO, the holder realizes compensation income in the amount of the difference between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised. At the time of exercise of an ISO, no compensation income, however, is recognized, but the difference between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised is an item of tax preference which may require the payment of alternative minimum tax. The tax basis for determining capital gain or loss from the sale of stock acquired pursuant to a NQSO is the fair market value of the stock or the date of exercise. If the shares acquired on exercise of an ISO are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price is taxed as capital gains. If the shares acquired on exercise of an ISO are disposed of, including disposition by gift, within two years after grant or one year of exercise, the holder realizes compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized are taxed as capital gains. The Company generally is entitled to a deduction under the Code at the time and equal to the amount of compensation income realized by the holder of an option under the Amended and Restated Omnibus Plan.

Compensation income recognized by the exercise of NQSOs is subject to Federal Insurance Contributions Act (FICA) and Medicare taxes when the optionee is an employee and self-employment tax when the optionee is a director. Compensation income realized upon the premature disposition of stock acquired pursuant to an ISO is not subject to FICA and Medicare taxes.

SARs, RSUs and Phantom Stock

SARs and phantom stock are taxed on the date of exercise and RSUs are taxed on the date of vesting. A participant is taxed on the amount he or she is paid upon exercise of a SAR or phantom stock or upon vesting of a RSU. The Company accrues a corresponding deduction. The amount taxed is also subject to FICA and Medicare taxes in the case of an employee and self-employment tax in the case of a director.

Restricted Stock

Participants recognize as taxable income the fair market value of restricted stock on the date the restriction period ends. The amount taxed is subject to FICA and Medicare taxes in the case of an employee and self-employment tax in the case of a director. The Company is entitled to a corresponding tax deduction at the same time. Dividends paid during the restricted period are taxable compensation/income to the participant and are deductible by the Company. The value of the stock on the date the restriction period ends becomes the participant’s tax basis for determining subsequent capital gain or loss on the sale of the stock. A participant may elect to have the fair market value of restricted stock taxed to him or her at the time of grant. In this event, the participant recognizes no income when the restrictions lapse. The participant’s tax basis in the stock, for determining capital gain or loss upon the subsequent sale of the stock, is the fair market value of the stock on the date of grant. In this event, the Company accrues a tax deduction equal to the amount of income recognized by the participant on the grant date, and the participant does not accrue a tax deduction or benefit in the event the stock is subsequently forfeited.

Performance Awards

Cash payments pursuant to performance awards are taxable as compensatory income to a participant when it is paid and the Company accrues a corresponding income tax deduction in this amount. The amount taxed is subject to FICA and Medicare taxes.

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Section 162(m) of the Code

Section 162(m) of the Code limits the deductibility by the Company of compensation paid to the CEO and the other four most highly compensated executives. Section 162(m) of the Code provides an exception to this deduction limitation for certain “qualified performance-based compensation.” Payments or grants under the Amended and Restated Omnibus Plan may qualify as “qualified performance-based compensation” under the Code and applicable regulations.

Sections 280G and 4999 of the Code

A 20% excise tax is imposed under Section 4999 of the Code on participants who receive certain payments in connection with a change of control of the Company, and the Company cannot deduct such payments. It is possible that the value of accelerated vesting and lapse of restrictions on awards could constitute golden parachute payments and that (i) the value of the acceleration could be subject to the excise tax, (ii) this could cause other Company change of control parachute payments to be subject to the tax, and (iii) in this event, the Company would not be able to deduct these items for income tax purposes.

Section 409A of the Code

The Compensation Committee will administer and interpret the Amended and Restated Omnibus Plan and all award agreements in a manner intended to satisfy the requirements of Section 409A of the Code, so as to minimize the risk of any adverse tax results thereunder to a holder of an award. If any provision of the Amended and Restated Omnibus Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other reasonably necessary action to minimize the participants’ risk of any adverse tax results. No such action shall be deemed to impair or otherwise adversely affect the rights of a holder of an award under the Amended and Restated Omnibus Plan.

New Plan Benefits

The number and types of awards that will be granted in the future under the Amended and Restated Omnibus Plan are not determinable, as the Compensation Committee will make these determinations in its sole discretion. No awards granted under the Omnibus Plan before the date of the Annual Meeting have been made subject to shareholder approval of the Amended and Restated Omnibus Plan.

Vote Required for Approval

The affirmative vote of a majority of the shares entitled to vote on this proposal and represented in person or by proxy at the Annual Meeting is required to approve the Amended and Restated Omnibus Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the Company’s common stock that may be issued under its equity compensation plans, including the Omnibus Plan, as of December 31, 2012, giving effect to the 10% stock dividend issued on December 14, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders[1]	406,756	$28.07	409,151

Equity Compensation Plans Not Approved by Security Holders	__	__	__

Total	406,756	$28.07	409,151

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(1)	Amount disclosed does not reflect the additional shares that will be authorized for issuance under the Amended and Restated Omnibus Plan upon shareholder approval.

The Company’s Board recommends a vote FOR the amendments to the 2007 Omnibus Incentive Stock Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has served as the Company’s independent registered public accounting firm since 1983, and for the year ended December 31, 2012. The Audit Committee of the Board has selected KPMG LLP to serve as such firm for 2013. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions of shareholders.

Fees Incurred For Services Performed by the Independent Registered Public Accountants

For the years ended December 31, 2012 and 2011, the Company incurred the following fees for services performed by KPMG LLP:

	2012	2011
Audit Fees (1)	$310,000	$285,000
Audit-related Fees	―	―
Tax Fees (2, 3)	―	82,164
All Other Fees	―	―
Total	$310,000	$367,164

(1)	Represents fees for the quarterly review of financial statements and annual audit of the Company’s consolidated financial statements and internal controls over financial reporting, preparation of a consent relating to a registration statement on Form S-8 and consultation in connection with the Company’s recent regular SEC comment and review process. Also includes fees for the audit of the Company’s subsidiary bank financial statements, pursuant to the requirements of 12 CFR Part 363, Annual Independent Audits and Reporting Requirements. Such fees were $15,000 and $16,000 for 2011 and 2012, respectively. All such fees were pre-approved by the Audit Committee.
(2)	Represents fees for tax compliance and preparation services, all of which were pre-approved by the Audit Committee.
(3)	As of January 2012, KPMG LLP no longer provides tax compliance and preparation services.

The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided such decisions to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Company’s Board recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

In order for a shareholder to bring any business before a meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Company’s Secretary and comply with the other notice requirements set forth in the Company’s bylaws. To be timely, a shareholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. For the 2014 Annual Meeting, shareholders must submit proposals no earlier than January 15, 2014 and no later than February 14, 2014. If, however, the date of the meeting is changed by more than 30 days before or after such

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anniversary date, the notice must be received not later than the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made.

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting the business at the Annual Meeting,
•	the name and address, as they appear on the Company’s books, of the proposing shareholder,
•	the class and number of shares which are beneficially owned by the shareholder, and
•	any material interest of the shareholder in such business.

The requirements contained in the Company’s bylaws and summarized above are separate from and in addition to the SEC requirements that a shareholder must meet to have a proposal included in the Company’s Proxy Statement. Any shareholder proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for its next Annual Meeting must be received by the Company no later than November 8, 2013 at the following address: Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 12444 Powerscourt Drive, Suite 550, St. Louis, Missouri 63131.

OTHER MATTERS and HOUSEHOLDING

Management does not intend to present to the Annual Meeting any business other than the items stated in the Notice of Annual Meeting of Shareholders and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

The Company may and some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household unless you provide us with contrary instructions. A separate copy of this proxy statement or the annual report will be delivered to you if you write to: Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 12444 Powerscourt Drive, Suite 550, St. Louis, Missouri 63131, or call (314) 506-5500.

By Order of the Board of Directors
P. Stephen Appelbaum, Secretary

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Appendix A

cass INFOrmation systems, inc.
AMENDED AND RESTATED

omnibus STOCK AND PERFORMANCE COMPENSATION plan

Article I
PURPOSE

The purpose of the Cass Information Systems, Inc. Omnibus Stock and Performance Compensation Plan (the “Plan”) is to provide stock compensation and other incentive opportunities for Non-Employee Directors and key Employees to align their personal financial interest with the Company’s stockholders. The Plan includes provisions for stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and performance related awards.

Article II
DEFINITIONS

2.1          “BOARD” OR “BOARD OF DIRECTORS” means the Board of Directors of the Company.

2.2          “CHANGE OF CONTROL” means one or more of the following occurrences:

(a)          Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert, becomes a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-third (1/3) of the voting power for the election of the Board of Directors;

(b)          The consummation of any consolidation, merger, or other business combination involving the Company in which holders of voting securities of the Company, immediately prior to such consummation, own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than two-thirds (2/3) of the total voting power in an election of the directors of the Company or such other surviving entity;

(c)          During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new director of the Company is approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who are directors of the Company at the beginning of any such period; or

(d)          The consummation of any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

In the event that any provision of this definition of Change of Control provides for a smaller degree of change of ownership than that required in the corresponding meaning of change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company under Treasury Regulation 1.409A-3(i)(5) or any successor regulation and the benefit which becomes vested or payable on account of a Change of Control is subject to Section 409A of the Code, the determination as to whether there has been a Change of Control shall be determined by the provision of such Treasury Regulation 1.409A-3(i)(5) or any successor regulation.

2.3          “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.4          “COMPANY” means Cass Information Systems, Inc., a Missouri corporation, and any successor corporation by merger or otherwise. When the context so admits or requires, “Company” includes Subsidiaries.

2.5          “COMMITTEE” means a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to Article III herein. A person may serve on the Committee only if he or she is a

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“non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code.

2.6          “EMPLOYEE” means any person employed by the Company or a Subsidiary on a full-time salaried basis. The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee at the time of hire as not eligible to participate in the Plan.

2.7           “FAIR MARKET VALUE” means, with respect to any Stock and awards made pursuant to this Plan, the closing price of a share of Stock on the date as of which the determination is being made, or as otherwise determined in a manner specified by the Committee.

2.8          “INCENTIVE STOCK OPTION” or “ISO” means an Option grant which meets or complies with the terms and conditions set forth in the Section 422 of the Code and applicable regulations.

2.9          “INDICATORS OF PERFORMANCE” means the criteria used by the Committee to evaluate the Company’s performance with respect to awards under the Plan including: the Company’s Pretax Income; Net Income; Net Earnings, Earnings Per Share; Revenue; Gross Profit, Fee Revenue; Expenses; Return on Assets; Return on Equity; Return on Average Equity; Return on Investment; Return on Capital and Revenue; Net Profit Margin; Operating Profit Margin; Gross Margin, Discretionary Cash Flow (net cash provided by operating activities, less estimated total changes in operating assets and liabilities); Total Stockholder Return; Earnings before Interest and Taxes; Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA); Interest Income; Net Interest Income; Capitalization; Capital-to-Asset Ratio; Liquidity; Reserve Adds or Replacement; Funding and Development Costs; Production Volumes; Stock Price; Economic Value Added; Working Capital; Market Share; Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. The Committee has the discretion to select the particular Indicators of Performance to be utilized in determining awards, and such Indicators of Performance may vary between Performance Periods and different awards. In addition, such Indicators of Performance may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In establishing an Indicator of Performance, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U.S. generally accepted accounting principles.

2.10          “NON-EMPLOYEE DIRECTOR” means any person duly elected a director of the Company who is not an Employee of the Company.

2.11          “OPTION” or “STOCK OPTION” means a right granted under the Plan to a Participant to purchase a stated number of shares of Stock at a stated exercise price.

2.12          “PARTICIPANT” means an Employee or Non-Employee Director who has received or been granted a benefit under the Plan.

2.13           “PERFORMANCE AWARD” means an award established by the Committee pursuant to Article XI.

2.14          “PERFORMANCE AWARD PARTICIPANT” means any eligible Employee so designated by the Committee.

2.15          “PERFORMANCE PERIOD” means a period established by the Committee of not less than one (1) year, at the conclusion of which performance-based compensation, subject to the terms of the Performance Award, becomes vested and non-forfeitable or settlement is made with a Performance Award Participant with respect to the Performance Award.

2.16          “PHANTOM STOCK” means the right to receive, in cash or Stock equivalent, an amount equal to the Fair Market Value of a share of Stock for each unit of Phantom Stock.

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2.17           “RESTRICTED STOCK” means Stock granted pursuant to Article VIII of the Plan.

2.18          “RESTRICTED STOCK UNIT” or “RSU” means Restricted Stock Unit granted pursuant to Article IX of the Plan. RSU’s are similar to Restricted Stock except that no shares of stock are actually issued to a Participant. Instead, a Participant is granted units and each unit has a Fair Market Value equal to the Fair Market Value of a share of Stock as of any given date.

2.19          “RESTRICTION PERIOD” is the period of time during which shares of Restricted Stock, RSUs or Phantom Stock are subject to forfeiture if the restrictions applicable to such shares or RSUs are violated, as determined by the Committee.

2.20          “SPECIFIED EMPLOYEE” means a specified employee as defined in Section 409A(a)(2)(B) of the Code.

2.21          “SPREAD” means, with respect to a SAR, the difference of the Fair Market Value of a share of Stock on the exercise date and the Fair Market Value of a share of Stock on the grant date.

2.22          “STOCK” means the common stock of the Company.

2.23          “STOCK APPRECIATION RIGHT” or “SAR” means a right to receive a payment equal to the excess of the Fair Market Value of Stock as of the exercise date over the exercise price specified in the SAR.

2.24          “SUBSIDIARY” means any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, provided that, with regard to ISOs, “Subsidiary” shall have the meaning provided under Section 424(f) of the Code.

2.25          “TEN PERCENT STOCKHOLDER” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or any of its affiliates.

2.26          “TERMINATED FOR CAUSE” and “TERMINATION FOR CAUSE” means termination by the Company of the Participant’s employment or service by reason of: (a) an order of any federal or state regulatory authority having jurisdiction over the Company or any Subsidiary; (b) the willful failure of the Participant substantially to perform his or her duties set forth by his or her employment agreement (other than any such failure due to the Participant’s physical or mental illness); (c) a willful breach by the Participant of any material provision of any written agreement with the Company or any Subsidiary; (d) the Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or criminal fraud; (e) chemical or alcohol dependency which materially and adversely affects the Participant’s performance of his or her duties to the Company or any Subsidiary; (f) any act of disloyalty or breach of responsibilities to the Company or any Subsidiary, which is intended by the Participant to cause material harm to the Company; (g) misappropriation (or attempted misappropriation) of any of the Company’s or any Subsidiary’s funds or property by the Participant; or (h) the Participant’s material and intentional violation of any Company or Subsidiary policy applicable to the Participant.

2.27          “TOTAL DISABILITY” and “TOTALLY DISABLED” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and reliance on sufficient competent medical advice.

Article III
ADMINISTRATION

3.1          THE COMMITTEE. The Plan shall be administered by the Committee. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan, Options, SARs, Restricted Stock, RSUs, Phantom Stock or Performance Awards as it deems necessary or advisable.

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3.2          AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of grants of Options, SARs, Restricted Stock, RSUs, Phantom Stock and Performance Awards; to determine the terms and conditions of such grants and Performance Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to amend the terms and conditions of any outstanding Options, SARs, Restricted Stock, RSUs, Phantom Stock or Performance Awards to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan including those contained in Article XIV. The Committee may not, however, reduce the exercise price of an Option or SAR below the amounts specified in Sections 6.2 and 7.2, respectively, and the settlement value of an RSU or award of Phantom Stock below the amount specified in Sections 9.1 and 10.1, respectively, except that such amounts are subject to adjustment under Article XII. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder. The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying the terms and conditions governing any Options, SARs, Restricted Stock, RSUs, Phantom Stock or Performance Awards, or establishing any local country plans as sub-plans to this Plan.

3.3          DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

3.4          COMMITTEE AWARDS. Award to non-employee directors of the Company who are Committee members shall be made by the Board of Directors except that a Committee member shall not participate in any Board determinations relating to grants of awards to such Committee member.

Article IV
ELIGIBILITY

Those Employees who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive Options, SARs, Restricted Stock, RSUs, Phantom Stock and Performance Awards under the Plan. All Non-Employee Directors shall be eligible to receive Options (other than ISOs), SARs, Restricted Stock, RSUs and Phantom Stock under the Plan.

Article V
MAXIMUM SHARES AVAILABLE

5.1          AUTHORIZED SHARES OF STOCK. The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Stock, including but not limited to such shares held as treasury shares. Subject to Article XII, the maximum amount of Stock which may be issued under the Plan in satisfaction of exercised awards or issued as Restricted Stock shall not exceed, in the aggregate, one million five hundred thousand (1,500,000) shares.

5.2          INDIVIDUAL LIMITS ON GRANTS. Under the Plan, no Employee or Non-Employee Director shall be awarded, during the term of the Plan, Options, SARs, RSUs, Phantom Stock and Restricted Stock covering more than one hundred thousand (150,000) shares of Stock on an annual basis. For purposes of this Section 5.2, a grant of one SAR, RSU or share of Phantom Stock shall be treated as a grant of one share of Stock.

5.3          SHARE COUNTING.

(a)          Awards of Options, SARs, Restricted Stock, RSUs and Phantom Stock shall count against the number of shares of Stock remaining available for issuance pursuant to awards granted under the Plan as one (1) share of Stock for each share of Stock covered by such awards.

(b)          To the extent that an award granted under the Plan is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Stock subject to the award will be added back to the Plan share reserve and again be available for issuance pursuant to awards granted under the Plan.

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(c)           Stock subject to awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to awards granted under the Plan.

Article VI
STOCK OPTIONS

6.1          GRANT OF OPTIONS.

(a)          The Committee may, at any time and from time to time on or after the effective date of the Plan, grant Options under the Plan to eligible Participants, for such numbers of shares of Stock and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee may also determine the type of Option granted (e.g., ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of Section 422 of the Code and applicable regulations and shall not be granted to Non-Employee Directors (for this purpose only, a Non-Employee Director shall not be considered a Participant). The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company or any Subsidiary shall not exceed one hundred thousand dollars ($100,000). Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person as soon as practicable, specifying the terms, conditions, rights and duties related thereto. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

(b)          Each Option shall be evidenced by a “Stock Option Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

(c)          In the event that an ISO does not comply with all the provisions of Section 422 of the Code and applicable regulations, such Option shall become a nonqualified stock Option on the date of said noncompliance.

(d)          A grant may specify Indicators of Performance that must be achieved as a condition to the exercise of Options.

6.2          EXERCISE PRICE. The price at which shares of Stock may be purchased under an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted. Notwithstanding the foregoing, a Ten Percent Stockholder shall not be granted an ISO unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the date such Option is granted.

6.3          OPTION PERIOD. The period during which an Option may be exercised shall be determined by the Committee, provided that such period shall not be less than one (1) year from the date on which the Option is granted or longer than: (a) five (5) years from the date on which the Option is granted with respect to a grant of an ISO to a Ten Percent Stockholder; and (b) ten (10) years from the date on which the Option is granted in the case of all other Options.

6.4          VESTING OF OPTIONS. Except as provided in Section 6.5, the date or dates on which installment portions of an Option shall vest and may be exercised during the term of an Option may vary from Option to Option and shall be set forth in the respective Stock Option Agreement, as determined by the Committee. Notwithstanding anything in this Section 6.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portion(s) of an outstanding Option may be exercised.

6.5          TERMINATION OF SERVICE. Subject to the provisions of this Section 6.5, an Option shall terminate at the end of and may be exercised, to the extent the Option is exercisable under the Stock Option Agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the Option award. If an Employee’s or Non-Employee Director’s employment or service is terminated by reason of Total Disability, all Options granted to such Participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the

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lesser of: (a) one (1) year following such termination; or (b) the remaining term of the Option award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety (90) days after the termination of such employment or service other than Termination for Cause, Options granted to such Participant shall become fully exercisable on the Participant’s death and may, within the lesser of (a) twelve (12) months after the Participant’s death or (b) the remaining term of the Option award, be exercised by the person or persons to whom the Participant’s rights under the Option shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the Stock Option Agreement, no Option may be exercised after a Participant’s service with the Company or a Subsidiary is Terminated for Cause. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option as provided in this Section 6.5 except that the Committee may elect to extend the period of Option exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.

6.6          PAYMENT FOR SHARES.           The exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Participant: (a) in cash; (b) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and partly in such shares of Stock; (d) through the withholding of shares of Stock (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option; or (e) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock may be used in exercising Options. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

Article VII
STOCK APPRECIATION RIGHTS

7.1          GRANT OF SARs.

(a)          The Committee may authorize grants of SARs to any Participant upon such terms and conditions as it may determine in accordance with this Article VII. A SAR will be a right of the Participant to receive from the Company upon exercise an amount determined by the Committee at the date of grant and expressed as a percentage of the Spread (not to exceed 100 percent) at the time of exercise. Each grant will specify the number of shares of Stock in respect of which it is made and the term during which it may be exercised.

(b)          Each SAR shall be evidenced by a “Stock Appreciation Right Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

(c)          A grant may specify Indicators of Performance that must be achieved as a condition to the exercise of the SARs.

7.2          EXERCISE PRICE; PAYMENT ON EXERCISE.       Each grant made will specify the exercise price, which will not be less than 100% of the Fair Market Value per share of Stock on the date of grant for each SAR subject to the grant. A grant may provide that the amount payable on exercise of a SAR may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value per Share equal to the Spread (or the designated percentage of the Spread); or (c) in a combination thereof, as determined by the Committee in its discretion. Such payment shall be made no later than March 15 of the year immediately following the last day of the year in which the exercise occurs or by a later date by which such payment may be made so that the payment falls under the short term deferred exception of Section 409A of the Code. A grant may specify that the amount payable to the Participant on exercise of a SAR may not exceed a maximum amount specified by the Committee at the date of grant.

7.3          SAR PERIOD. The period during which a SAR may be exercised shall be determined by the Committee, provided that no SAR shall be exercisable prior to one (1) year from the date of grant and more than ten (10) years from the date of grant.

7.4          VESTING OF SARS. Except as provided in Section 7.5, the date or dates on which SARs shall vest and may be exercised during the term of a SAR may vary from SAR to SAR and shall be set forth in the respective Stock

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Appreciation Right Agreement, as determined by the Committee, provided that no SAR may be exercised except at a time when the Spread is positive. Notwithstanding anything in this Section 7.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portions of outstanding SARs may be exercised.

7.5          TERMINATION OF SERVICE. Subject to the provisions of this Section 7.5, a SAR shall terminate at the end of, and may be exercised to the extent the SAR is exercisable under the Stock Appreciation Right Agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the SAR award. If an Employee’s or Non-Employee Director’s employment or service with the Company or a Subsidiary is terminated by reason of Total Disability, all SARs granted to such Participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (a) one (1) year following such termination; or (b) the remaining term of the SAR award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety (90) days after the termination of such employment or service for any reason other than Termination for Cause, SARs granted to such Participant shall become fully exercisable on the Participant’s death and may, within the lesser of (a) twelve (12) months after the Participant’s death or (b) the remaining term of the SAR award, be exercised by the person or persons to whom the Participant’s rights under the SAR shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the Stock Appreciation Right Agreement, no SAR may be exercised after a Participant’s service with the Company or a Subsidiary has been Terminated for Cause. In no event may a SAR be exercised to any extent by anyone after the expiration or termination of the SAR as provided in this Section 7.5 except that the Committee may elect to extend the period of SAR exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.

7.6          NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights to dividends or other rights of a stockholder of Stock with respect to a SAR.

Article VIII
RESTRICTED STOCK

8.1          GRANT OF RESTRICTED STOCK.

(a)          The Committee may authorize grants of Restricted Stock to any Participant upon such terms and conditions as it may determine in accordance with this Article VIII. Each grant will specify the number of shares of Restricted Stock being granted. At the time of making a grant of Restricted Stock to a Participant, the Committee shall establish a Restriction Period during which shares of Restricted Stock are subject to forfeiture if the restrictions applicable to such shares are violated. Subject to the provisions of Section 8.3, the vesting schedule pursuant to which forfeiture restrictions applicable to a grant of Restricted Stock lapse shall be established by the Committee in its discretion and set forth in the respective Restricted Stock Agreement. The Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on Restricted Stock lapse. The Committee shall and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine.

(b)          Each grant of Restricted Stock shall be evidenced by a “Restricted Stock Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

(c)          A grant may specify Indicators of Performance that must be achieved as a condition to the vesting of the Restricted Stock.

8.2          VESTING OF RESTRICTED STOCK. Except as provided in Section 8.3, the date or dates on which Restricted Stock shall vest may vary from grant to grant and shall be set forth in the respective Restricted Stock Agreement, as determined by the Committee. Notwithstanding anything in this Section 8.2 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which restrictions on Restricted Stock lapse.

8.3          TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem

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appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeiture restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Restricted Stock Agreement, Restricted Stock will be forfeited immediately upon termination of a Participant’s service with the Company or a Subsidiary if the Participant’s employment is Terminated for Cause.

8.4          LEGEND ON CERTIFICATES. The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing shares of Restricted Stock shall bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CASS INFORMATION SYSTEMS, INC. OMNIBUS STOCK AND PERFORMANCE COMPENSATION PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

8.5          RETURN OF RESTRICTED STOCK TO COMPANY. On the date set forth in the applicable Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under the Plan.

8.6          SECTION 83(b) ELECTION. The Committee may provide in a Restricted Stock Agreement that the award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock award, the Participant shall be required to promptly file a copy of such election with the Company.

8.7          RIGHTS AS A STOCKHOLDER. Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate, duly-endorsed stock power, shall be deposited with the Company. Instead of issuing certificates, the Company may elect to have unvested shares of Restricted Stock held in book entry form on the books of the Company depository or another institution designated by the Company if and only to the extent permitted by applicable laws and the Company’s Articles of Incorporation and Bylaws. The recipient shall be entitled to earn dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder’s rights, with the exception that: (a) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period; (b) the Company will retain custody of the Restricted Stock during the Restriction Period; (c) the non-fulfillment of the terms and conditions established by the Committee pursuant to the grant shall cause a forfeiture of the Restricted Stock; and (d) dividends earned on the Restricted Stock during the Restriction Period may be retained by the Company and payable subject to the fulfillment of the terms and conditions of the grant, as may be set forth in the Restricted Stock Agreement.

Article IX
RESTRICTED STOCK UNITS

9.1          GRANT OF RSUs.

(a)          The Committee may authorize grants of RSUs to any Participant upon such terms and conditions as it may determine in accordance with this Article IX. A RSU is the right of the Participant to receive from the Company, upon vesting of the RSU, an amount or a percentage of the amount not to exceed 100 percent (100%), equal to the number of RSUs becoming vested multiplied by the Fair Market Value of a share of Stock on the vesting date. Each grant will specify the number of RSUs being granted. At the time of making a grant of RSUs to a Participant, the Committee shall establish a Restriction Period during which RSUs are subject to forfeiture if the restrictions applicable to such shares are violated. Subject to the provisions of Section 9.4, the vesting schedule pursuant to which forfeiture restrictions applicable to a grant of RSUs lapse shall be established by the Committee in its discretion and set forth in the respective Restricted Stock Unit Agreement. The Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on RSUs lapse. The Committee shall and assign such terms, conditions and other restrictions to the RSUs as it shall determine.

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(b)          Each RSU shall be evidenced by a “Restricted Stock Unit Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

(c)          A grant may specify Indicators of Performance that must be achieved as a condition to the vesting of the RSUs.

9.2          PAYMENT ON VESTING. A grant may provide that the amount payable on vesting of a RSU may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value equal to the amount payable (or the designated percentage of the amount payable); or (c) in a combination thereof, as determined by the Committee in its discretion. Such payment shall be made no later than March 15 of the year immediately following the calendar year in which the vesting occurs or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. A grant may specify that the amount payable to the Participant on vesting of an RSU may not exceed a maximum amount specified by the Committee at the date of grant.

9.3          VESTING OF RSUs. Except as provided in Section 9.4, the date or dates on which RSUs shall vest may vary from grant to grant and shall be set forth in the respective Restricted Stock Unit Agreement, as determined by the Committee. Notwithstanding anything in this Section 9.3 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which restrictions on RSUs lapse.

9.4          TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of RSUs prior to the expiration of the applicable Restriction Period as it may deem appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeiture restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Restricted Stock Unit Agreement, RSUs will be forfeited immediately upon termination of a Participant’s service with the Company or a Subsidiary if the Participant’s employment is Terminated for Cause.

9.5          NO RIGHTS AS A STOCKHOLDER. No Participant shall have rights to dividends, vesting, voting or other rights as a shareholder of Stock with respect to RSUs.

ARTICLE X

PHANTOM STOCK

10.1          GRANT OF PHANTOM STOCK.

(a)          The Committee may authorize grants of Phantom Stock to any Participant upon such terms and conditions as it may determine in accordance with this Article X. Phantom Stock is an award in the form of a right to receive cash or Stock upon surrender of the vested Phantom Stock, in an amount equal to the Fair Market Value of the Stock plus the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Each grant will specify the number of shares of Phantom Stock to which it pertains. At the time of making a grant of Phantom Stock to a Participant, the Committee shall establish a Restriction Period during which shares of Phantom Stock are subject to forfeiture if the restrictions applicable to such shares are violated. Subject to the provisions of Section 10.4, the vesting schedule pursuant to which forfeiture restrictions applicable to a grant of Phantom Stock lapse shall be established by the Committee in its discretion and set forth in the respective Phantom Stock Agreement. The Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on Phantom Stock lapse. The Committee shall and assign such terms, conditions and other restrictions to the Phantom Stock as it shall determine.

(b)          Each Phantom Stock award shall be evidenced by a “Phantom Stock Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

(c)          A grant may specify Indicators of Performance that must be achieved as a condition to the vesting of the Phantom Stock.

10.2          PAYMENT ON VESTING. A grant may provide that the amount payable on vesting of an award of Phantom Stock may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value equal to the amount

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payable (or the designated percentage of the amount payable); or (c) in a combination thereof, as determined by the Committee in its discretion. Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive payment, in cash or Stock as the Phantom Stock Agreement shall indicate, an amount equal to the sum of (a) the Fair Market Value of a share of Stock on the date on which such share of Phantom Stock vests and (b) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Such payment shall be made no later than March 15 of the year immediately following the calendar year in which the vesting occurs or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. A grant may specify that the amount payable to the Participant on vesting of a Phantom Stock award may not exceed a maximum amount specified by the Committee at the date of grant.

10.3          VESTING OF PHANTOM STOCK. Except as provided in Section 10.4, the date or dates on which Phantom Stock shall vest may vary from grant to grant and shall be set forth in the respective Phantom Stock Agreement, as determined by the Committee. Notwithstanding anything in this Section 10.3 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which restrictions on Phantom Stock lapse.

10.4          TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Phantom Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeiture restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Phantom Stock Agreement, Phantom Stock will be forfeited immediately upon termination of a Participant’s service with the Company or a Subsidiary if the Participant’s employment is Terminated for Cause.

10.5          NO RIGHTS AS A STOCKHOLDER. No Participant shall have rights to dividends, vesting, voting or other rights as a shareholder of Stock with respect to Phantom Stock.

Article XI
PERFORMANCE AWARDS

11.1          PERFORMANCE AWARDS. Performance Awards pursuant to this Article XI are based upon achieving established Indicators of Performance over a Performance Period. At the time of making a Performance Award, the Committee shall establish such terms and conditions as it shall determine applicable to such Performance Award. Performance Awards shall be paid not later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. Recipients of Performance Awards are not required to provide consideration for such awards other than the rendering of service. A Performance Award shall be paid in cash. For avoidance of doubt, a Performance Award under this Article XI is not in lieu of any annual bonus plan or other bonus program established and approved by the Board of Directors from time to time.

11.2          ADMINISTRATIVE PROCEDURE. The Committee shall designate Employees as Performance Award Participants to become eligible to receive Performance Awards and shall establish Performance Periods, provided that, as calculated by the Committee: (a) the cash covered by all Performance Awards granted to Performance Award Participants subject to Section 162(m) of the Code under the Plan during a calendar year shall not exceed five million dollars ($5,000,000); and (b) the cash covered by all Performance Awards granted to an individual Performance Award Participant subject to Section 162(m) of the Code under the Plan during a calendar year shall not exceed one million five hundred thousand dollars ($1,500,000).

11.3          INDICATORS OF PERFORMANCE. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Performance Awards, and may vary between Performance Periods and different Performance Awards.

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11.4          AWARD ADJUSTMENT. Subject to the terms of the Performance Award, the Committee may make downward adjustments to Performance Awards to Performance Award Participants.

11.5          PARTIAL PERFORMANCE PERIOD PARTICIPATION. Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a Performance Award Participant after the beginning of such Performance Period. In the event a Performance Award Participant’s employment with the Company is terminated for any reason, other than after a Change of Control, prior to completing at least fifty percent (50%) of the Performance Period for a Performance Award, no payment shall be made pursuant to the Performance Award. In the event a Performance Award Participant’s employment with the Company is terminatefd (a) on account of termination by the Company for other than Termination for Cause, (b) death or (c) Total Disability after completing at least fifty percent (50%) of the Performance Period for a Performance Award, such Performance Award Participant shall be paid a pro rata portion of the Performance Award, if the Indicators of Performance are met, no later than March 15 of the year immediately following the calendar year in which his or her employment is terminated or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. No payment shall be made pursuant to a Performance Award if the Performance Award Participant’s employment with the Company is voluntarily terminated by him or her for any reason or is Terminated for Cause prior to the end of the Performance Period.

Article XII
ADJUSTMENT UPON CHANGES IN STOCK

The number of shares of Stock, including limits under Sections 5.1 and 5.2, which may be issued pursuant to this Plan, the number of shares covered by, and the exercise price per share of, each outstanding Option and SAR, the number of shares granted as Restricted Stock and the number of RSUs and Phantom Stock, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding shares of Stock (or change in kind) resulting from any change in the Stock through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a Stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Except as otherwise determined by the Committee, no change shall be made to an ISO under this Article XII to the extent it would constitute a “modification” under section 424(h)(3) of the Code.

Article XIII
CHANGE OF CONTROL

Notwithstanding anything to the contrary in the Plan, upon a Change of Control of the Company, the following shall apply:

(a)          If a Change of Control occurs during a Restriction Period(s) applicable to Restricted Stock, RSUs and Phantom Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock, RSUs and Phantom Stock shall lapse effective as of the date of the Change of Control;

(b)          If a Change of Control occurs during a Performance Period(s) applicable to a Performance Award granted under the Plan, a Performance Award Participant shall earn no less than the award of cash which the Performance Award Participant would have earned if applicable Indicator(s) of Performance had been achieved and the Performance Period(s) had terminated as of the date of the Change of Control; and

(c)          Any outstanding Options and SARs that are not exercisable shall become exercisable effective as of the date of a Change of Control. If a Participant’s employment is terminated within two (2) years after the effective date of a Change of Control for a reason other than a Termination for Cause, to the extent that any Option or SAR was exercisable at the time of the Participant’s termination of employment, such Option or SAR, other than an ISO, may be exercised within the lesser of: (a) twelve (12) months following the date of termination of employment, or (b) the term of the Option or SAR.

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ARTICLE XIV
MISCELLANEOUS

14.1          EFFECT ON OTHER PLANS. Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiary, unless such other plan specifically provides for such inclusion.

14.2          TRANSFER RESTRICTIONS. No Option (except as provided in Section 14.3), SAR, RSU, grant of Restricted Stock, grant of Phantom Stock or Performance Award under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable: (a) during the lifetime of an Participant, only by the Participant or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Participant; and (b) after death of the Participant, only by the Participant’s legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Participant. The Committee and the Participant may, in any agreement providing for a grant and/or award under this Plan, provide that the Participant may designate a beneficiary or beneficiaries to receive the property granted pursuant to an award and/or exercise of the Participant’s rights under the grant and/or award as provided in this Plan after the death of the Participant.

14.3          TRANSFER OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Participant to be on terms which permit transfer by such Participant to an immediate family member of the Participant who acquires the options from the Participant through a gift or a domestic relations order. For purposes of this Article XIV, Section 14.3, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option Agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred Options shall be prohibited except in accordance with Article XIV, Section 14.2. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Article VI, Section 6.5 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Article VI, Section 6.5. Notwithstanding the foregoing, an ISO may not be transferred to a family member in accordance with this Section 14.3.

14.4          WITHHOLDING TAXES. The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Participant shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

14.5          TRANSFER OF EMPLOYMENT. Transfer of employment or consulting assignment between the Company and a Subsidiary shall not constitute termination of employment or service for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

14.6          ADMINISTRATIVE EXPENSES. All administrative expenses associated with the administration of the Plan shall be paid by the Company.

14.7          TITLES AND HEADINGS. The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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14.8          NO GUARANTEE OF CONTINUED EMPLOYMENT OR SERVICE. No grant or award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or award to a Non-Employee Director shall constitute any agreement for or guarantee of continuing as a Non-Employee Director.

14.9          COMMITTEE DUTIES AND POWERS. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.

14.10          PROCEEDS. The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.

14.11          GOVERNING LAW AND VENUE. This plan shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, excluding conflict of law rules and principles, except to the extent such laws are preempted by Federal law. Courts located in the State of Missouri shall have exclusive jurisdiction to determine all matters relating to the Plan and that venue is proper in such courts.

14.12          FOREIGN JURISDICTIONS. Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

14.13          SUCCESSORS. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

14.14          BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan many name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable award agreement, any unexercised vested award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.

14.15          INVESTMENT REPRESENTATION. As a condition to the exercise of an award, the Committee may require the person exercising such award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

14.16          FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

14.17          Section 409A Provisions. Notwithstanding any other provision of the Plan, no adjustment described in Article XII (unless the Committee determines otherwise at the time such adjustment is considered) and no termination, amendment, or modification of the Plan shall (a) cause an award intended to satisfy the performance-based exception from the deduction limitations of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e) to fail to satisfy such performance-based exception; (b) impermissibly accelerate or postpone payment of an award subject to Section 409A of the Code and the regulations and guidance issued thereunder; (c) cause an Option or SAR to provide for a deferral of compensation subject to Section 409A of the Code and the regulations and guidance issued thereunder; or (d) apply to any award that otherwise is intended to satisfy the requirements of Section 409A of the Code and the regulations and guidance issued thereunder to the extent such action would cause compensation deferred under the applicable award (and applicable

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earnings) to be included in income under Section 409A of the Code. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Notwithstanding the foregoing provisions of this Section 14.17, award agreements may be written or amended in a manner that does not satisfy the requirements of Section 409A of the Code (or any exemption therefrom), but only if and to the extent that the Committee specifically provides in written resolutions that the award agreement or amendment is not intended to comply with Section 409A of the Code.

14.18          SUCCESSIVE GRANTS. Successive grants of awards may be made to the same Participant whether or not any award of the same type or any other award previously granted to such Participant remain unexercised or outstanding.

ARTICLE XV
AMENDMENT AND TERMINATION

The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the shareholders of the Company, amend the Plan to: (a) increase the number of shares of Stock which may be issued under the Plan; (b) change Plan provisions relating to establishment of the exercise prices under Options or SARs granted; (c) extend the duration of the Plan beyond the date approved by the shareholders; (d) reprice, replace or regrant Options or SARs through cancellation, or by lowering the exercise price of a previously granted Option or SARs; (e) make any change to the Plan considered material under the listing requirements of The NASDAQ Stock Market or any other exchange on which the Company’s Stock is listed; or (f) increase the maximum dollar amount of ISOs which an individual Participant may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Participant, alter or impair any of the rights or obligations under any grants or other rights theretofore granted such person under the Plan.

ARTICLE XVI
DURATION OF THE PLAN

This Plan was approved by the Board of Directors on January 22, 2013 and will be effective on April 15, 2013, subject to approval by the Company’s shareholders at the 2013 annual meeting of shareholders. If not sooner terminated by the Board, this Plan shall terminate on April 17, 2023, but Options, SARs, Restricted Stock, RSUs, Phantom Stock, Performance Awards and other rights theretofore granted and any Restriction Period may extend beyond that date, and the terms of the Plan shall continue to apply to such grants. In no event shall ISOs be awarded after January 22, 2023.

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Charles F. Knight Executive Education Center

Olin School of Business at Washington University in St. Louis

Knight Center Reception Desk    (314) 933-9400 local      (866) 933-9400 toll free

From I-70 (or Lambert International Airport)

Go south on I-170 to the Forest Park Parkway exit.

Go east on Forest Park Parkway through Clayton, past Big Bend Boulevard to Throop Drive (1st stoplight after Big Bend).

Turn right (south) onto Throop Drive.

The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.

Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 220.

From I-64 (Hwy 40), heading west (from downtown St. Louis)

Veer onto the Forest Park Parkway/Market Street exit and continue to Throop Drive.

Turn left (south) onto Throop Drive.

The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.

Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 220.

From I-64 (Hwy 40), heading east (from west county)

Go north on I-170 to the Forest Park Parkway exit.

Go east on Forest Park Parkway through Clayton, past Big Bend Boulevard to Throop Drive (1st stoplight after Big Bend).

Turn right (south) onto Throop Drive.

The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.

Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 220.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 a.m., Eastern Time, on April 14, 2013.

Vote by Internet

- Go to **www.investorvote.com/CASS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Lawrence A. Collett	☐	☐	02 - Wayne J. Grace	☐	☐	03 - James J. Lindemann	☐	☐
04 - Andrew J. Signorelli	☐	☐						

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01L3EC

ADMISSION TICKET

CASS INFORMATION SYSTEMS, INC.
2013 Annual Meeting of Shareholders

Monday, April 15, 2013
11:00 A.M. Local Time

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2012 Annual Report to Shareholders are available at: **http://www.cassinfo.com.**

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Cass Information Systems, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Eric H. Brunngraber and P. Stephen Appelbaum, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cass Information Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 15, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES FOR ELECTION AS DIRECTOR AND "FOR" PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

(Continued and to be marked, dated and signed, on the other side)